UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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VOXX International Corporation
(Name of Registrant as Specified in Its Charter)

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180 Marcus Boulevard
Hauppauge, NY 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2014

Dear Shareholder:

You are cordially invited to the annual meeting of the shareholders of VOXX International Corporation ("Voxx" or the "Company") which will be held at the Company’s offices, 150 Marcus Boulevard, Hauppauge, New York 11788 on Thursday, July 24, 2014 at 10:00 a.m. EDT, for the following purposes:

1.	To elect as directors the eight nominees named in the accompanying proxy statement to hold office until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To approve the Company’s 2014 Omnibus Equity Incentive Plan;

3.
To approve by a non-binding, advisory vote, the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the accompanying Proxy statement under the caption “Executive Compensation”; and

4.
To ratify the appointment by the Audit Committee's engagement of the Board of Directors of Grant Thornton LLP as the Company's independent registered public accounting firm for our fiscal year ending February 28, 2015.

In their discretion, the proxies are authorized to vote, as described in the accompanying proxy statement, upon any other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record as of the close of business on May 30, 2014 are authorized to receive notice of, and to vote their shares at the annual meeting or any adjournment thereof.

As detailed in the Proxy Statement, you may vote your shares via the Internet, by telephone, by mail or by written ballot at the annual meeting. Voting your shares via the Internet is the most cost-effective method. If your shares are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the annual meeting, we encourage you to vote your shares promptly using one of the methods discussed above. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

We hope to see many of you at our meeting in Hauppauge, New York.

BY ORDER OF THE BOARD OF DIRECTORS,

CHRIS LIS JOHNSON,
Corporate Secretary

Hauppauge, New York
June 10, 2014

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 24, 2014. The Proxy Statement and the Form 10-K of the Company are available at http://www.proxyvote.com.

Please vote your shares promptly.

VOXX INTERNATIONAL CORPORATION
180 MARCUS BOULEVARD
HAUPPAUGE, NEW YORK 11788
631-231-7750

ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, JULY 24, 2014

PROXY STATEMENT

This proxy statement contains information about the annual meeting of shareholders of VOXX International Corporation. The accompanying proxy is solicited by the Board of Directors on behalf of the Company which is paying the full costs of the solicitation.

2014 Annual Meeting

The annual meeting of shareholders of VOXX International Corporation will be held at 10:00 a.m. EDT on July 24, 2014 at VOXX International Corporation, 150 Marcus Boulevard, Hauppauge, NY 11788.

At the annual meeting, you will be asked:

•	to elect the eight nominees for director to the Board of Directors to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified;

•	to approve the Company’s 2014 Omnibus Equity Incentive Plan;

•	to render an advisory vote on executive compensation; and

•	to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2015.

The Board of Directors knows of no other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Internet Availability of Proxy Materials

Proxy materials are being furnished to shareholders via the Internet on or about June 10, 2014 rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. This proxy statement and the Company's 2014 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would like to receive proxy materials for the annual meeting or for future shareholder meetings, you may request printed copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By Internet: go to www.proxyvote.com and follow the instructions; or

•
By e-mail: send an email message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12 digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.

Solicitation and Voting of Proxies

Only shareholders of record at the close of business on May 30, 2014 (the "Record Date") will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. At the close of business on the Record Date, there were 22,172,968 outstanding shares of our Class A common stock, par value $.01 per share, and 2,260,954 outstanding shares of our Class B common stock, par value $.01 per share. At the annual meeting, each share of Class A common stock is entitled to one vote (whether in person or by proxy or pursuant to a shareholders' consent) and each share of Class B common stock is entitled to ten votes (whether in person or by proxy or pursuant to a shareholders' consent).

Class A directors are elected by the affirmative vote of a plurality of the votes of the Class A shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The Class A and B directors are elected by the Class A and Class B shareholders voting together. The approval of the Company’s 2014 Omnibus Equity Incentive Plan, the advisory vote on Executive Compensation, and the ratification of the appointment of the independent registered public accounting firm must be approved by holders of a majority of the Class A and B shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Mr. John J. Shalam, our Chairman of the Board, controls in excess of 50% of all outstanding votes and he intends to vote his shares to approve all of the matters to be voted upon at the meeting that are described in this proxy statement.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their name shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.

Quorum Requirement and Votes Required

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is necessary to constitute a quorum at the annual meeting. If your shares of VOXX Class A Common Stock are held by a broker, bank or other nominee, you will receive instruction from them on how to vote your shares. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. The annual meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present. If a quorum is not present, the Chairman of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the annual meeting as originally notified.

If you hold shares of VOXX Class A Common Stock in your own name, you may give instructions on how your shares are to be voted by following the telephone or internet voting procedures described on the proxy card, or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope.

A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

•	FOR the election as directors of the eight nominees named in this proxy statement under the caption "Nominees";

•	FOR the approval of the 2014 Omnibus Equity Incentive Plan;

•	FOR the advisory vote to approve Executive Compensation; and

•	FOR the ratification of the appointment by the Audit Committee of Grant Thornton LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending February 28, 2015.

Board Recommendation

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card and described in this proxy statement.

Voting Your Shares

The Board of Directors is soliciting proxies from our shareholders. By completing and returning the accompanying proxy, you will be authorizing Patrick M. Lavelle and Charles M. Stoehr to vote your shares. If your proxy is properly signed and dated it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. You may also vote your shares by mail, telephone or by the Internet as described on your proxy card.

Changing Your Vote By Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

Shareholder Proposals and Director Nominations at Future Meetings

Proposals intended to be presented by shareholders at the Company's 2015 annual meeting must be received by the Secretary of the Company at its principal executive offices no later than February 10, 2015, which is 120 calendar days prior to the anniversary of this year's mailing date. The proposals must comply with all applicable statutes and regulations.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently comprised of Paul C. Kreuch, Jr., Peter A. Lesser, Stan Glasgow, Ari M. Shalam, Fred S. Klipsch, John J. Shalam, Patrick M. Lavelle and Charles M. Stoehr, all with terms ending at the 2014 Annual Meeting of Shareholders. Under the Company's restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The Board has nominated all eight directors to be elected at the 2014 annual meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his earlier death, resignation or removal.

The ages, principal occupations, certain directorships held (including all directorships held within the past five years), specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director, and other information as of June 6, 2014 with respect to our nominees and directors are shown below. Diversity is one of the factors that the Board of Directors considers in identifying nominees for director. This means that the Board of Directors seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, knowledge and abilities that will allow the Board to fulfill its responsibilities. In selecting director nominees, the Board of Directors considers all aspects of a potential nominee's background, including leadership skills, integrity, educational background, business and professional experience, business acumen, diversity of viewpoints, and other qualities. The Board's goal is to identify individuals who will enhance and add valuable perspective to the Board and who will help us capitalize on business opportunities in a challenging and highly competitive market. The Board of Directors has not adopted a formal diversity policy with regard to the selection of director nominees.

CLASS A DIRECTOR NOMINEES

Paul C. Kreuch, Jr., 76, was elected to the Board of Directors in February 1997. Mr. Kreuch has over 34 years of experience in the banking industry. Since August 2005, he has been a Principal at Knightsbridge Advisors, Inc., a firm specializing in executive retained search, management consulting, and mergers and acquisitions. Prior to entering the search profession, Mr. Kreuch was a banker beginning his career at Pittsburgh National Bank and later Wachovia Bank and Trust Company in Winston-Salem, North Carolina. Mr. Kreuch joined Natwest Bancorp in 1982 and managed the U.S. and Regional banking groups. He became head of corporate banking and was named President, CEO, and a member of the board of Natwest USA (a $17 billion subsidiary), in 1991. Upon the sale of Natwest in 1996, Mr. Kreuch became a management consultant and executive search professional. He has served as a director since 1997 and as Chairman of the Audit Committee since May of 2005. Mr. Kreuch's qualifications to serve on the Board include leadership experience gained through his service as a chief executive officer of other public companies and expertise in corporate finance gained through his decades of experience in commercial banking.

Peter A. Lesser, 79, was elected to the Board of Directors in 2003. Mr. Lesser was the President of X-10 (USA) Inc., a wholesaler of electronic home control and security systems from 1984 through 2009. Mr. Lesser was also a founder and shareholder of, and served as a director of X-10 Limited, the Hong Kong based parent company of X-10 (USA) Inc. from 1979 through 2014, X-10 Limited was a Bermuda corporation with its headquarters in Hong Kong and had a manufacturing facility in China from 1987 to 2011. He was a Member of the Executive Board of the Consumer Electronics Association ("CEA") from 1999 to 2010, and was its Industry Executive Advisor from 2005 to 2010. From 1997 through 1999, Mr. Lesser served as the President of the (electronic) Security Industry Association ("SIA"). Mr. Lesser's qualifications to serve on the Board include his demonstrated leadership and knowledge of marketing, operational and strategic issues facing the consumer electronics business gained through his experience as a chief executive officer and director of a leading electronic home control and security system business. In addition, Mr. Lesser's years of service on the boards of the CEA and SIA provide the Board with diverse and valuable expertise.

Stan Glasgow, 63, was elected to the Board of Directors in 2013. Mr. Glasgow has more than 40 years of experience in consumer/computer electronics. He worked for Sony Electronics Inc. (USA) since 2001, including 2 years as Chairman and 4 years as President. Prior to joining Sony, he was Owner and President of Capetech Sales Inc. from 1996 through 2001, a company that sold display products and consulting services to Asian electronics companies. Mr. Glasgow managed over $500 million in annual sales while at Capetech. Prior to joining Capetech, he started Capetronic Computer Products Inc. in 1981 where he served as COO/President through 1996. Capetronic, a Hong Kong public display manufacturing and engineering company with factories in Taiwan, Thailand, the USA and China grew to a company with $800 million in annual sales. He has also held various management, sales, engineering and manufacturing positions at GTE and Borg Warner including managing the television and stereo manufacturing facilities for GTE Sylvania in Asia.

CLASS A AND B DIRECTOR NOMINEES

John J. Shalam, 80, was elected Chairman of the Board of VOXX International Corporation on May 1, 2005. He has served as President, Chief Executive Officer and as a Director of VOXX or its predecessor from 1960 through May of 2005. Since then, he has served as Chairman of the Board and Director of VOXX. Mr. Shalam is on the Board of Industry Leaders of the Consumer Electronics Association ("CEA"). Mr. Shalam's qualifications to serve on the Board include his decades of leadership experience in the consumer electronics industry as well as his in-depth knowledge of the Company, its history and the consumer electronics industry, gained through his years of service to the Company, including leading the Company as President, CEO and Director from 1960 through 2005. Mr. Shalam is also uniquely qualified to provide leadership and strategic expertise to the Board gained through his many years of service on various boards including the JPMorgan Chase Regulatory Advisory Board and various boards of the CEA, including the Executive Board.

Patrick M. Lavelle, 62, was elected President and Chief Executive Officer of VOXX International Corporation on May 1, 2005. He had been Vice President of VOXX since 1980 and was appointed Senior Vice President in 1991. In 1998, Mr. Lavelle was appointed President of Audiovox Electronics Corp., the Company's Mobile and Consumer Electronics Division. He was elected to the Board of Directors in 1993 and serves as a Director of most of VOXX's operating subsidiaries. Mr. Lavelle is a Past Chairman of the Consumer Electronics Association's ("CEA") Board of Directors. Mr. Lavelle is also a member of the Board of Trustees and Chairman of the Admissions Committee of Marist College, Poughkeepsie, New York. He is currently a member of CEA's Executive Board and Chair of the Compensation Committee. Mr. Lavelle's qualifications to serve on the Board include his expertise in marketing, sales, finance and strategy in the consumer electronics industry gained through his experience as an executive of the Company for over 30 years. In addition, through his years of service on the Board of the Company and other boards, such as the CEA and Marist College, Mr. Lavelle is able to provide diverse and valuable financial and operational expertise to the Board.

Charles M. Stoehr, 68, has been our Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of VOXX since 1987 and also serves as a Director of most of VOXX's operating subsidiaries. Mr. Stoehr's qualifications to serve on the Board include his extensive financial, executive leadership and organizational experience, including over six years of experience in the commercial banking industry and 31 years of experience as Chief Financial Officer of our Company. His insight into the Company's financial performance and the banking and consumer electronics businesses are critical to Board discussions.

Fred S. Klipsch, 72, is the Chairman of Klipsch Group, Inc. ("KGI") and has served in that capacity for twenty-two (22) years and has been a Director of VOXX since July 2011. Mr. Klipsch has also owned and operated several health care companies and in 2002, successfully executed an IPO of Windrose Medical Properties Trust, a health care REIT. Mr. Klipsch is Chairman of School Choice Indiana, Chairman of Hoosiers for Economic Growth, Chairman of the Educational Choice Charitable Trust and of the Education Committee for the Indiana Chamber of Commerce. He received his B.S. from Purdue University and is a Purdue Honorary PhD. recipient. Mr. Klipsch's qualifications to serve on the Board include his extensive business experience in both the public and private sector as well as his leadership roles in several philanthropic organizations.

Ari M. Shalam, 44, has over 14 years of experience in the real estate investment business in sourcing, finance, acquisition, development and management of commercial, retail and residential properties and has been a Director of VOXX since July 2011. Presently, Mr. Shalam is Managing Director of RWN Real Estate Partners, LLC, a NYC based real estate private equity investment fund. From September 2009 to April 2011, Mr. Shalam was the President and CEO of Enterprise Asset Management, Inc. with oversight of nearly one billion dollars in portfolio assets. From December 2003 to September 2009, Mr. Shalam was a senior partner and director of Taconic Investment Partners, a fully integrated real estate investment and development company. From April 2001 to December 2003, Mr. Shalam was director of acquisitions for the Kaufman Organization. From 1992-1996 and 1998-2000, Mr. Shalam was employed by the Company as VP for Strategic Planning. Mr. Shalam is currently a trustee of the Trinity School in New York City and a member of the board of directors of Buggy Baby Inc., a not-for-profit entity. Mr. Shalam received his BS-Economics from the Wharton School of the University of Pennsylvania and his MBA from the Harvard Business School. Mr. Shalam's qualifications to serve on the Board include his extensive leadership experience and knowledge of real estate, corporate finance and investment strategy gained throughout his real estate investment career.

MANAGEMENT RECOMMENDS VOTING "FOR" ALL OF THE NOMINEE DIRECTORS

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct

The Company operates in accordance with a plan of corporate governance that is designed to define responsibilities, set high standards of professionalism and personal conduct, and assure compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance and modifies its corporate governance plan accordingly.

It is the policy of the Company that it maintain a standard Code of Business Conduct, Ethics and a Whistleblower or Complaint Procedure that clearly define the organization's expectations of its employees regarding ethical and honest business conduct and actions that represent a conflict of interest. The aforementioned Code of Conduct and Whistleblower policy aids management in preventing and identifying possible fraudulent acts within the Company. The Company's Code of Business Conduct and Ethics for Officers and Directors (the "Code of Ethics") prohibits our directors, named executive officers ("NEOs"), other officers and key accounting and finance personnel from buying or selling our common stock for at least three business days after material nonpublic information is released to the public or fifteen days prior to the end of each fiscal quarter through three business days after the Company's quarterly and annual earnings release. The Company communicates to all of its employees its Code of Conduct and Ethics and maintains a posting of such policies on its corporate website. The Company does not have a formal written compensation recovery policy. However, it reserves the right to create such a policy in the future.

Board Leadership Structure

The offices of the Chairman of the Board and Chief Executive Officer are currently separate. Mr. Shalam serves as the Company's Chairman and Mr. Lavelle serves as the Company's Chief Executive Officer. The Board believes that this structure is the most appropriate structure at this time. Mr. Shalam is not an independent director, but is the former President and CEO of the Company. The directors of the Board believe that Mr. Shalam's in-depth knowledge of and former management responsibility for the Company's business make him the best qualified director to serve as our Chairman.

Board's Role in Risk Oversight

Our board of directors is responsible for consideration and oversight of risks facing the Company. In order to ensure that material risks are identified and managed appropriately, the Board and its committees regularly review material financial and other risks with management. The Audit Committee reviews and discusses with management the Company's processes and policies with respect to risk assessment and risk management. The Audit Committee also discusses major areas of financial risks with our independent registered accounting firm. In addition, the Company's risk oversight process involves the Board receiving information from management on a variety of matters, including operations, finance, regulatory, and strategy, as well as information regarding any material risks associated with each matter. The full Board, or the appropriate Board committee, receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company's risk management practices. Information brought to the attention of one of the committees can then be shared with management or the full Board, as appropriate.

Board of Directors

The Board of Directors has standing audit, compensation and affiliate transaction committees, and may also, in accordance with the Company's Bylaws, appoint other committees from time to time. Inasmuch as the Company is a "Controlled Company" under Rule 4350(c)(5) of the NASD Manual, the board does not have a standing nominating committee. Each committee has a written charter. Any of these documents will be provided in print to any shareholder who submits a request in writing to the Company's Corporate Secretary, VOXX International Corporation, 180 Marcus Boulevard, Hauppauge, New York 11788.

The Board of Directors held eleven (11) meetings and acted by consent four (4) times during the fiscal year ended February 28, 2014. Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board and its committees, as well as the annual meeting of shareholders. All board members attended last year's annual meeting of shareholders, except for Mr. Stan Glasgow. Each director attended 75% or more of the aggregate number of board and related committee meetings during the year.

Audit Committee

The Audit Committee, which held six (6) meetings during the fiscal year ended February 28, 2014, currently consists of three members, namely, Paul C. Kreuch, Jr., Chairman, Peter A. Lesser, and Stan Glasgow, all of whom qualify as "independent directors" and as Audit Committee Members under the Nasdaq corporate governance rules. All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Paul C. Kreuch, Jr., meets the current standard of "audit committee financial expert" as defined in Item 407 of Regulation S-K.

The Audit Committee operates pursuant to the VOXX International Corporation Audit Committee Charter. The Company's independent auditors report directly to the Audit Committee. The Audit Committee, consistent with the SEC rules, meets with management and the auditors prior to the filing of the officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal controls.

Compensation Committee

The Compensation Committee, which held four (4) meetings and acted by consent three (3) times during the fiscal year ended February 28, 2014, currently consists of three members, namely, Messrs. Lesser, Chairman, Kreuch and Glasgow, each of whom qualify as "independent directors" under the Nasdaq corporate governance rules and as "outside directors" under the Internal Revenue Code of 1986. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence to the Company's executive compensation policies and practices; overseeing and administering the Company's stock option plan and restricted stock plans; and approving equity awards and non-equity awards for all employees. The Committee's responsibilities are further defined in the Committee's charter.

Affiliate Transaction Committee

The Affiliate Transaction Committee, which did not meet during the fiscal year ended February 28, 2014, currently consists of three members, namely, Messrs. Glasgow, Chairman, Kreuch and Lesser.

The Affiliate Transaction Committee has the authority to negotiate, review and approve or disapprove of any transaction involving consideration of more than $1 million between the Company and any director, officer or controlling shareholder of the Company.

Stock Ownership Guidelines

The Company does not have any, nor does it plan to adopt in the near future, equity ownership targets for its NEOs or other executives to maintain a personal ownership position in the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of three independent directors, Peter A. Lesser, Paul C. Kreuch, Jr. and Stan Glasgow.

Communications with Directors

Shareholders who wish to communicate with our directors to report complaints or concerns may do so by writing to them c/o Corporate Secretary, VOXX International Corporation, 180 Marcus Boulevard, Hauppauge, NY 11788, or by sending an email to secretary@voxxintl.com. Any such communication should contain the security holder's name, number of shares owned, length of period held, proof of ownership, address and any individual director or committee to which the security holder would like to have the written communication sent. Such comments or questions will be referred to members of the Audit Committee. All other questions or comments will be referred to the appropriate director.

Compensation of Directors

Currently, our non-management directors receive an annual retainer of $50,000, plus $1,500 per meeting attended, and $1,000 for compensation committee meeting attended and $1,500 for the audit committee ($2,500 for the chair of the audit committee for in-person meetings of the audit committee). If the non-management director attends a meeting via telephone, the fee is $500 per meeting for the board and compensation committee, and $1,000 for the audit committee ($1,500 for the chair of the audit committee for telephone attendance of the audit committee). Chairs of each of the audit and compensation committees also receive an additional $15,000 and $10,000 per year, respectively.

The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company's non-management directors during the fiscal year ended February 28, 2014.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Paul C. Kreuch	$90,000	$—	$—	$—	$—	$852	$90,852
Peter A. Lesser	$85,000	$—	$—	$—	$—	$954	$85,954
Stan Glasgow	$52,500	$—	$—	$—	$—	$—	$52,500
Ari Shalam	$58,000	$—	$—	$—	$—	$267	$58,267
Dennis F. McManus*	$7,000	$—	$—	$—	$—	$—	$7,000
Philip Christopher*	$4,500	$—	$—	$—	$—	$—	$4,500

* Mr. McManus and Mr. Christopher did not stand for re-election at last year's annual meeting of shareholders and only served as directors through July 24, 2013.

MANAGEMENT RECOMMENDS VOTING "FOR" ALL OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

APPROVAL OF THE COMPANY’S 2014 OMNIBUS EQUITY INCENTIVE PLAN PROPOSALS

The 2014 Voxx Omnibus Equity Incentive Plan (the “2014 Equity Plan”) was adopted by the Board of Directors on January 16, 2014, subject to stockholder approval. The 2014 Equity Plan supplements the VOXX 2012 Equity Incentive Plan (the “2012 Plan”).

If this Proposal 2 is approved by our stockholders, the 2014 Equity Plan will become effective upon the date of the annual meeting and awards granted under the 2014 Equity Plan will be subject to its terms, while those new and outstanding stock awards granted under the 2012 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2012 Plan. In the event that our stockholders do not approve this Proposal 2, the 2014 Equity Plan will not become effective and the 2012 Plan will be the sole plan approved to provide incentive stock awards.

The approval of the 2014 Equity Plan will allow us to grant awards (“Awards”) at levels determined appropriate by our Compensation Committee. The 2014 Equity Plan will also allow us to utilize additional equity incentives in order to secure and retain the services of our key employees and to provide long term incentives that align the interests of our key employees with the interests of our stockholders.

Approval of the 2014 Equity Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant performance awards under the 2014 Equity Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code.

Description of the 2014 Equity Incentive Plan

The material features of the 2014 Equity Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2014 Equity Plan. Shareholders are urged to read the actual text of the 2014 Equity Plan in its entirety, which is appended as Appendix A to the copy of this Proxy Statement filed with the Securities and Exchange Commission (the “SEC”), which may be accessed from the SEC's website at www.sec.gov and which we made available online at www.proxyvote.com.

Types of Awards
The terms of the 2014 Equity Plan provide for the grant of restricted stock units with an initial value equal to the Fair Market Value of the common stock of the Company as of the day the Award is granted. Each grant of restricted stock units will be evidenced by an Award Agreement that specifies the amounts granted of Floor Awards and Performance Awards. Floor Awards will be based on the Participant’s compensation. Performance Awards will be based on the Participant’s success in achieving certain targeted levels of financial performance. The targeted financial performance will be related to one or more of the following business criteria: (a) return on assets; (b) earnings before interest, taxes, depreciation and amortization (EBITDA); (c) net income; (d) total shareholder return; (e) return on equity; (f) affiliate or division operating income; (g) pre- or after-tax income; (h) cash flow; (i) cash flow per share; (j) earnings per share (basic or fully-diluted); (k) return on invested capital; (1) economic value added (or an equivalent metric); (m) share price performance; and/or (n) performance relative to budgeted performance. The Performance Goals may differ from Participant to Participant and from Award to Award. Performance Awards will be treated as earned only to the extent the target goals are met and the Participant is employed or retained on the last day of the predetermined period set for performance.

Shares Available for Award
If this Proposal 2 is approved, the aggregate number of shares of our common stock that may be issued pursuant to awards of restricted stock units under the 2014 Equity Plan will not exceed one million (1,000,000). The number of shares available for issuance under the 2014 Equity Plan is reduced by 1.6 shares for each share of common stock issued pursuant to a restricted stock unit award or other stock award.

If a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or if the restricted stock units are settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2014 Equity Plan. If any shares of common stock issued pursuant to a stock award are forfeited back or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares forfeited or repurchased will revert to and again become available for issuance under the 2014 Equity Plan.

To the extent there is a share of common stock issued pursuant to a restricted stock unit award, and such share of stock again becomes available for issuance under the 2014 Equity Plan, then the number of shares of common stock available for issuance under the 2014 Plan will increase by 1.6.

As of May 30, 2014 the closing price of our common stock on the Nasdaq Global Select Market was $8.66 per share and a total of 22,172,968 shares of our common stock were outstanding. As of May 30, 2014, 84,588 restricted stock unit awards have been granted under the 2014 Equity Plan subject to shareholder approval.

Eligibility
Any individual employed by, or providing services to the Company or its Affiliates, or a Director of the Company or its Affiliates, may be determined by the Compensation Committee of the Board (the “Committee”) to be eligible to participate in the 2014 Equity Plan (each participating individual a “Participant”).

Section 162(m) Limits
Under the 2014 Equity Plan, each calendar year, a maximum of two hundred fifty thousand (250,000) shares of our common stock will be available in the aggregate for grant of awards under this plan and, a maximum of fifty thousand (50,000) may be granted to any one participant during any one calendar year as restricted stock units (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below). For purposes of qualifying Awards to Participants as "performance-based compensation" under Code Section 162(m), the Committee will establish the specific targets under the Performance Goals applicable to the Awards. Such targets under the Performance Goals will be set by the Committee on or before the latest date permissible to enable the Awards, to qualify as "performance-based compensation" under Code Section 162(m). In granting Awards intended to qualify under Code Section 162(m), the Committee will follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Awards under Code Section 162(m), including but not limited to, certifying that the Performance Goals and other material terms were in fact satisfied.

Administration
The 2014 Equity Plan is administered by the Board of Directors, which in turn delegated authority to administer the 2014 Equity Plan to the Compensation Committee (the “Committee” or “Administrator”). The Board may, at any time, revert to itself some or all of the power previously delegated to the Compensation Committee. Subject to the terms of the 2014 Equity Plan, the Administrator may determine the Participants, the amount, frequency and types of awards to be granted, and the terms and conditions of the Awards, to the extent such terms and conditions are within the discretion of the Committee.

Restricted Stock Units
Restricted Stock Units will be awarded to Participants subject to the terms and provisions of the 2014 Plan and the individual Award Agreements. The Award Agreements will specify for the Floor Agreements, the restrictions to which the Floor Award is subject, as well as the amount of units being awarded. For the Performance Awards, the Award Agreements will specify the restrictions to which the Performance Award is subject, the amount of units subject to the Award, and the applicable performance period, goals and weight accorded each goal. Performance Awards will be treated as earned only to the extent such Performance Goals are met and the Participant is employed or retained on the last day of the predetermined Performance Period. Unless otherwise determined by the Committee in connection with a reason approved by the Board, neither Floor Awards nor Performance Awards will vest until: (i) the latter of the Participant reaching age 65 or 3 years from initial participation in the Plan, (ii) Death, (iii) Disability or (iv) Change in Control (as such is defined in the 2014 Plan) but only in the event that the change in control does not result in an assumption of all obligations of the terms of the Awards. Payment of vested Restricted Stock Units will be made upon the Participant’s actual retirement unless (a) a Participant timely defers payment of the Award pursuant to the terms of the 2014 Equity Plan or (b) another time of payment is otherwise provided in the Award Agreement. The Committee, in its sole discretion, may pay vested Restricted Stock Units in the form of cash, in shares of the Company’s common stock or a combination of both.

Change in Control
Under the 2014 Equity Plan, the earning and/or vesting of an Award will be accelerated upon or after a Change in Control, as defined in the 2014 Equity Plan, unless and until any successor to the Company or any person or persons acquiring control of the Company agrees to be bound by the terms of the 2014 Equity Plan and all outstanding Award Agreements, and agrees to assume and perform all the obligations of the Company. The 2014 Equity Plan defines a “Change in Control” as any of the following (provided that such definition shall be applied in compliance with Treasury Regulation Section 1.409A-3(i)(5)):

•
Change in Ownership. A change in the ownership of the Company that any person, or group of persons, acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total Fair Market Value or total voting power of the outstanding voting stock of the Company. However, if any person or group is considered to own more than 50 percent of the total Fair Market Value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Company. An increase in the percentage of stock owned by any person or group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

•
Change in the Effective Control. A change in the effective control of the Company will occur when: (i) any person or group acquires, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Company possessing 30 percent or more of the total voting power; or (ii) a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board prior to the date of the appointment or election. However, if any person or group is considered to effectively control the Company, the acquisition of additional control of the Company by the same person(s) is not considered to cause a change in the effective control.

•
Change in the Ownership of a Substantial Portion of the Company's Assets. A change in the ownership of a substantial portion of the Company's assets occurs on the date that any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under the 2014 Equity Plan, the demise of John J. Shalam and the inheritance of his interest in the Company by his estate, his family members or his descendants or by a trust for the benefit of his family members or his descendants, will not be deemed a “Change in Control.”

Plan Amendments and Termination
Our Board of Directors will have the authority to supplement, amend, alter or discontinue the 2014 Equity Plan in its sole discretion at any time. However, except as otherwise provided in the 2014 Equity Plan, no amendment or termination of the 2014 Equity Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause the 2014 Equity Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Article, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue this Plan without the approval of the Company's shareholders (i) to the extent such approval is not required by applicable law or the terms of a written agreement, and (ii) so long as any such amendment or alteration does not increase the maximum number of Restricted Stock Units that the Committee may award to an individual Participant under this Plan. The Committee may supplement, amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Article, and further subject to any approval or limitations the Board may impose.

U.S. Federal Income Tax Consequences
The information set forth herein is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. It is the intent of the Company that the Plan and Awards satisfy and be interpreted in a manner that will satisfy any applicable requirements as "performance-based compensation." Any provision, application or interpretation of the Plan which is inconsistent with this intent to satisfy the standards in Code Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan or any Award Agreement, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan or Award specified by the Committee which are necessary to satisfy the requirements of Code Section 162(m) are only applicable to persons who are Covered Employees.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

New Plan Benefits

Awards under the 2014 Equity Plan are discretionary and are not subject to set benefits or amounts. The Compensation Committee of the Board of Directors approved awards under the 2014 Equity Plan as set forth in the Summary Compensation Table under the Stock Awards column on page 28 of this Proxy Statement. In addition, four (4) other officers of the Company were awarded a total of 17,779 restricted stock units with a value of $242,155 on the date of grant. The foregoing awards are all subject to shareholder approval of the 2014 Equity Incentive Plan.

Required Vote and Board of Directors Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related rules adopted by the Securities and Exchange Commission, we are asking shareholders to express their opinion of the compensation of the named Executive Officers in 2014, as described elsewhere in this Proxy Statement.

The Compensation Discussion and Analysis beginning on page 20 describes the various objectives of the Company's executive compensation program:

(1)	to attract and retain highly-qualified executives;

(2)	to provide those executives with incentives to continuously improve operating results and to increase shareholder value without encouraging unnecessary and excessive risk-taking by our executives;

(3)	to provide benefit programs that are competitive with those of relevant peer companies; and

(4)	to ensure continuity in the event of a change-in-control transaction.

The Compensation Discussion and Analysis explains in detail the elements of the Company's executive compensation program and the steps taken by the Company to ensure that the program was aligned with these objectives. Balancing medium-term and long-term compensation elements, the program directly links incentive compensation for executives with increases in shareholder value, principally by means of annual cash bonuses based on economic value added and stock options. The Company believes that this system, as put into practice under the supervision of the Compensation Committee, has been instrumental in enabling the Company to achieve superior financial performance and investor returns in a period of great volatility and uncertainty.

Vote Required

Approval of the above resolution requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting of Shareholders. In accordance with the Dodd-Frank Act and the related SEC rules, the resolution is non-binding and advisory; however, the Board will give due consideration to the opinion of the Company's shareholders expressed pursuant to this vote.

THE BOARD STRONGLY ENDORSES THE COMPANY’S ACTIONS IN THIS REGARD, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FOLLOWING RESOLUTION:

RESOLVED, THAT THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT IS APPROVED.

PROPOSAL 4

RATIFICATION OF SELECTION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board has selected Grant Thornton LLP, as the Company's independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending February 28, 2015 and has further directed that management submit the selection of Grant Thornton LLP for ratification by our shareholders. Grant Thornton LLP has audited the Company's financial statements since Fiscal 2003. Representatives of Grant Thornton LLP are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

The Company has been informed by Grant Thornton LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Stockholder ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Principal Accounting Fees and Services

For the fiscal years ended February 28, 2014 and February 28, 2013, the Company was billed the following fees by Grant Thornton LLP (and its affiliates) for services rendered during the year or for the audit in respect of that year:

Fee Type	2/28/2014	2/28/2013
	(In thousands)
Audit Fees (1)	$2,129	$2,514
Audit-Related Fees (2)	64	232
Tax Fees (3)	276	127
Total	$2,469	$2,873

(1)
Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company's annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. It also includes fees for statutory audits of our international subsidiaries for the respective fiscal years.

(2)	Audit-Related Fees comprise fees for services that reasonably relate to the performance of the audit or review of the Company's financial statements including the support of business acquisitions.

(3)	Tax Fees comprise fees for tax compliance, tax planning and tax consulting.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence. In 2003, the Audit Committee adopted a policy concerning approval of audit and non-audit services to be provided by Grant Thornton LLP. The policy requires that all services Grant Thornton LLP may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Audit Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of Grant Thornton LLP provided such engagement will amount to fees of less than $50,000 and such engagement is reported to the Chairman of the Committee and reported to and ratified by the Committee at its next meeting.

All of the services for Audit and Audit-Related Fees, Tax Fees and All Other Fees referenced above were approved by the Audit Committee pursuant to Rule 2-01i(c)(7)(i)(C) of Regulation S-X under the Securities Act of 1933, as amended.

The Audit Committee considered the compatibility of the non-audit services provided to us by Grant Thornton LLP in Fiscal 2014 on the independence of Grant Thornton LLP from us in evaluating whether to appoint Grant Thornton LLP to perform the audit of our financial statements and internal controls for the fiscal year ending February 28, 2015.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2015.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

The Audit Committee is responsible for the oversight of all aspects of the Company's accounting and financial reporting processes, internal controls and audit functions. Management has primary responsibility for the integrity of the Company's financial information and the financial reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the Company's financial statements with management.

Grant Thornton LLP, the Company's independent registered public accounting firm, is responsible for conducting independent audits, in accordance with generally accepted auditing standards, of the Company's financial statements and management's assessment and effectiveness of internal controls. Grant Thornton LLP also has the responsibility of expressing an opinion on the financial statements of the Company.

In connection with the preparation and filing of the Company's annual report on Form 10-K for the fiscal year ended February 28, 2014 (the "2014 Annual Report on Form 10-K"):

•
the Audit Committee discussed with Grant Thornton, LLP, with and without management present, the integrity of the Company’s accounting policies, internal controls, financial statements and the quality of the Company’s financial reporting practices, and

•	the Audit Committee reviewed and discussed the audited financials included in the 2014 Annual Report on Form 10-K with the Company's management and Grant Thornton LLP; and

•
the Audit Committee discussed with Grant Thornton, LLP the matters required to be discussed by Statement of Accounting Standards (SAS) 61 (as updated by SAS 114 The Auditor's Communication with Those Charged with Governance); and

•
the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP and satisfied itself as to Grant Thornton LLP's independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the February 28, 2014 audited financial statements and assessment of the effectiveness of internal control over financial reporting be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Paul C. Kreuch, Jr. Chairman
Peter A. Lesser
Stan Glasgow

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Affiliate Transaction Committee of the Board reviews all related party transactions involving aggregate consideration of more than $1 million between the Company and any of the Company's controlling shareholders or members of our Board of Directors or officers or affiliates. All facts and circumstances surrounding each related party transaction may be considered. If the Affiliate Transaction Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. Transactions or relationships previously approved by the committee or in existence prior to the formation of the committee do not require approval or ratification.

We lease some of our office, warehouse and distribution facilities from entities in which our Chairman owns controlling interests. The following table identifies leases that result in payments in excess of $120,000 to any of the related entities.

			Paid During Fiscal
			Year Ended
Real Property Location	Expiration Date	Owner of Property	2/28/2014
150 Marcus Blvd Hauppauge, NY	March 30, 2016	150 Marcus Blvd. Realty, LLC(1)	$780,554
555 Wireless Blvd Hauppauge, NY	November 30, 2026	Wireless Blvd. Realty, LLC(2)	$631,824

(1)	Property owned by 150 Marcus Blvd. Realty, LLC, a New York limited liability company, of which John J. Shalam owns 99% and Mr. Shalam's three sons own the remaining 1%.

(2)
Property owned or leased by Wireless Blvd. Realty, LLC, a New York limited liability company, owned 98% by the Shalam Long Term Trust, 1% by John J. Shalam and 1% by Mr. Shalam's three sons. The Shalam Long Term Trust is a grantor trust of which Mr. Shalam is the Grantor and his three sons are the beneficiaries. In connection with the sale of substantially all of the assets relating to our wireless business to UTStarcom Inc. ("UTStarcom") on November 1, 2004, VOXX International Corporation and UTStarcom entered into a sublease agreement for the space at 555 Wireless Boulevard, Hauppauge, New York which provided for a net monthly rent of $46,000 for five years. On July 1, 2008, Wireless Blvd. Realty, LLC received notice that a Permitted Transfer of the sublease (as that term is defined therein) to Personal Communication Devices, LLC had occurred. The sublease agreement was renewed and required, for a term of three years, monthly payments of $50,000 until November 1, 2012. Upon the expiration of this sublease agreement, the Company entered into an agreement with Airtyme Communications LLC to sublease the space for a term of three years, terminating on October 15, 2015, for monthly payments of $60,000.

We believe that the terms of each of the leases are no less favorable to us than those that could have been obtained from unaffiliated third parties. To the extent that conflicts of interest arise between us and such persons in the future, such conflicts will be resolved by a committee of disinterested directors.

Michael Klipsch, the son of Fred Klipsch, has served as President of Global Operations of Klipsch Group, Inc. since March 2011. Michael Klipsch's aggregate annual compensation was $509,566 for the Fiscal year ended February 28, 2014.

Ian Geise, the son of C. David Geise, has served as Vice President of Marketing for VOXX Accessories Corporation since September 2007. Ian Geise's annual aggregate compensation was $348,315 for the fiscal year ended February 28, 2014.

Michael Lavelle, the son of Patrick Lavelle, serves as an Expeditor Group Manager for VOXX and has been with the Company since 2003. Michael Lavelle's annual aggregate compensation was $137,010 for the fiscal year ended February 28, 2014.

Thomas P. Jacobs II, the son of Paul Jacobs, has served as Regional Vice President of Klipsch Group, Inc. since March 2011. Thomas P. Jacobs II's aggregate annual compensation was $179,704 for the fiscal year ended February 28, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Company's Common Stock by all directors, nominees for election as directors, executive officers named in the Summary Compensation Table and all directors and such executive officers as a group. Unless otherwise indicated, the principal address of each of the shareholders below is c/o VOXX International Corporation, 180 Marcus Blvd., Hauppauge, New York 11788. Except as otherwise provided, the table below relates to shares of the Company's Class A Common stock. The content of the table is based upon information supplied by the Company's named executive officers, directors and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of May 30, 2014.

	Number of Shares	Percent of
	Beneficially	Outstanding
Name and Address (1)	Owned (2)	Shares
John J. Shalam (3)	4,095,704	18.47%
Patrick M. Lavelle	52,234	*
Charles M. Stoehr	13,673	*
Fred S. Klipsch	—	*
Thomas C. Malone	3,550	*
T. Paul Jacobs	36,000	*
Loriann Shelton	15,562	*
Paul C. Kreuch, Jr.	—	*
Peter A. Lesser	—	*
Stan Glasgow	—	*
Ari Shalam (4)	50,668	*
Fred Farrar	20,000	*
All directors and officers as a group (17 persons)	4,302,492	19.40%

* Less than one (1%) percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2)
The number of shares stated as "beneficially owned" includes stock options currently exercisable or that are exercisable within sixty (60) days of May 30, 2014 - Mr. John Shalam - 25,000, Mr. Lavelle - 14,796, Mr. Stoehr - 0, Mr. Klipsch - 0, Mr. Malone - 0, Mr. Jacobs - 12,500, Ms. Shelton - 908, Mr. Kreuch - 0, Mr. Lesser - 0, Mr. Glasgow - 0, Mr. Farrar - 0, and Mr. Ari Shalam - 6,000. Such shares are deemed outstanding for the purpose of calculating the percentage ownership of each person.

(3)
Includes 2,144,152 shares of Class B common stock (which are entitled to 10 votes per share) held by Mr. Shalam that he may convert into Class A common stock at any time. Excludes 116,802 shares of Class B common stock and 2,202 shares of Class A common stock held by Mr. Shalam's three sons.

(4)
Includes 38,934 shares of Class B common stock (which are entitled to 10 votes per share) held by Mr. Ari Shalam that he may convert into Class A common stock at any time. Excludes 10 shares of Class A common stock held for the benefit of his minor son.

Security Ownership of More than Five Percent

The following table contains information with respect to ownership of the Company's common stock by persons or entities that are beneficial owners of more than five percent of the Company's Class A common stock. The information contained in this table is based solely on statements in filings with the Securities and Exchange Commission (the "SEC") or other reliable information.

	Number of Shares	Percent of
	Beneficially	Outstanding
Name and Address of Other 5% Holders of Class A Common Stock	Owned	Shares
Kahn Brothers LLC (1)	1,679,342	6.88%
555 Madison Avenue, 22nd Floor
New York, NY 10022

Wellington Management Company, LLP (2)	1,654,889	7.48%
280 Congress Street
Boston, MA 02210

Dimensional Fund Advisors LP (3)
Palisades West, Building One	1,848,717	8.40%
6300 Bee Cave Road
Austin, TX 78746

BlackRock Inc. (4)
40 East 52nd Street	1,825,807	8.30%
New York, NY 10022

(1)	Information reported is derived from a Schedule 13G-A of Kahn Brothers LLC filed with the Securities and Exchange Commission on February 5, 2014.

(2)	Information reported is derived from a Schedule 13G dated February 14, 2014 of Wellington Management Company, LLP filed with the Securities and Exchange Commission on February 14, 2014.

(3)	Information reported is derived from a Schedule 13G dated February 10, 2014 of Dimensional Fund Advisors LP filed with the Securities and Exchange Commission on February 10, 2014.

(4)	Information reported is derived from a Schedule 13G dated January 17, 2014 of BlackRock Inc. filed with the Securities and Exchange Commission on January 30, 2014.

Executive Officers of the Company

The following is a list of our executive officers as of February 28, 2014:

Name	Age	Date First Elected Officer	Present Title
Patrick M. Lavelle	62	1980	President and Chief Executive Officer
Charles M. Stoehr	68	1978	Senior Vice President and Chief Financial Officer
Thomas C. Malone	59	1986	Senior Vice President of Sales
C. David Geise	63	2007	Senior Vice President of Sales
Loriann Shelton	57	1994	Senior Vice President and Chief Accounting Officer
Chris Lis Johnson	62	1986	Vice President of Employee Programs and Corporate Secretary
Richard A. Maddia	55	1991	Vice President, Management Information Systems
T. Paul Jacobs	56	2011	President and Chief Executive Officer for KGI
David P. Kelley	49	2011	President of Global Sales for KGI
Michael Klipsch	51	2011	President of Global Operations for KGI

Mr. Patrick M. Lavelle was elected President and Chief Executive Officer of VOXX International Corporation in May 2005. From 1991 to 2005, Mr. Lavelle was Senior Vice President of VOXX. From 1980 to 1991, Mr. Lavelle held the position of Vice President of VOXX. In 1993, Mr. Lavelle was elected to the Board of Directors and serves as a Director of most of VOXX's operating subsidiaries.

Mr. Charles M. Stoehr has been the Chief Financial Officer of VOXX International Corporation since 1978. In 1990, he was elected Senior Vice President of VOXX. Mr. Stoehr was elected to the Board of Directors in 1987 and serves as a Director of most of VOXX's operating subsidiaries.

Mr. Thomas C. Malone has held the position of Senior Vice President of Sales of VOXX International Corporation from 2006 - present. In 2007, Mr. Malone was appointed President of Audiovox Electronics Corporation (a subsidiary of VOXX). From 1986 to 2006, Mr. Malone was Vice President of Sales for Audiovox Electronics Corporation.

Mr. David Geise has been President of VOXX Accessories, Corp. (a subsidiary of VOXX International Corporation) and a Senior Vice President of VOXX since 2007. From 1998 - 2006, Mr. Geise held numerous executive positions with Thomson Consumer Electronics. From 2001 - 2006, Mr. Geise was Vice President and General Manager Thomson Accessories World-Wide. In 2006, Mr. Geise also held the position of Vice President of International Business Americas.

Ms. Loriann Shelton has held the position of Senior Vice President and Chief Accounting Officer of VOXX International Corporation from 2012 - present and was Senior Vice-President of Accounting and Credit 2006-2012. During this period, she has also been Chief Financial Officer of Audiovox Electronics Corporation and Audiovox Accessories Corporation (subsidiaries of VOXX). From 1994 - 2006, Ms. Shelton was Vice President of Finance and Controller for Audiovox Electronics Corporation.

Ms. Chris Lis Johnson has held the position of Corporate Secretary of VOXX International Corporation since 1980. She has been Vice President of VOXX since 1986. From 2006 to present, she has been Vice President of Employee Programs. From 1994 to 2006, she was Vice President of Systems Management.

Mr. Richard A. Maddia has held the position of Vice President of Management Information Systems of VOXX International Corporation since 1991. From 1996 - 2005, he was a member of the Board of Directors of VOXX. Prior to joining the Company in 1986, Mr. Maddia held positions at Upjohn Healthcare Services, Associated Merchandise Corporation and Executive Life Insurance Company.

Mr. T. Paul Jacobs was elected President and CEO of Klipsch Group, Inc. ("KGI") in July 2011. Prior thereto he served as the President of both Klipsch Audio Technologies and Jamo International and as Executive Vice President, Chief Operating Officer and Vice President of Worldwide Sales for KGI. Mr. Jacobs also serves on the Audio Board of the Consumer Electronics Association.

Mr. David P. Kelley was elected President of Global Sales of Klipsch Group, Inc. ("KGI") in July 2011. Prior thereto, since joining KGI in 1993, Mr. Kelley served as Vice President of Sales, International Sales Manager, National Sales Manager and other positions at KGI. Mr. Kelley is a member of several industry organizations including CEA, CEDIA, PARA and NSCA most notably.

Mr. Michael Klipsch was elected President of Global Operations, Executive Vice President and Chief Counsel of Klipsch Group, Inc. ("KGI") in 2011. Mr. Klipsch joined Klipsch Audio Technologies in 1996 as Chief Counsel and later served as Senior Vice President of Operations. Prior to joining Klipsch Audio, Mr. Klipsch was a partner at the law firm of Bingham Summers Welsh & Spilman.

Under the Company's By-Laws, the officers of the corporation hold office until their respective successors are chosen and qualified or until they have resigned, retired or been removed by the affirmative vote of a majority of the Board of Directors. There are no family relationships between any of the executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was elected.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CDA") describes our compensation philosophy, policies and practices with respect to our Principal Executive Officer ("PEO"), Principal Financial Officer ("PFO") and the other individuals named in the "Summary Compensation Table" below, who are collectively referred to as the Named Executive Officers ("NEOs") for the fiscal year ended February 28, 2014. It includes information regarding the Company's overall compensation objectives and each element of compensation that we provide. The Company's compensation policies and practices were evaluated to ensure that they do not encourage excessive risk taking. It should be noted that performance based compensation plans require participants to take on normal business risks to grow the business and maintain and/or increase its profitability. Management's internal review included consideration of all employees of the Company, based on classification, location and operating unit. We do not structure performance based programs to incent any employee, location or operating unit to exceed that normal level of business risk. Based on this assessment, the Company concluded that it has a balanced pay and performance program.

The principal elements of our executive compensation programs are base salary, annual performance based non-equity incentives and cash bonuses, short-term and long-term equity incentive awards in the form of stock options, a supplemental executive retirement plan, a deferred compensation program, supplemental executive term life insurance and disability plans, certain perquisites and other benefits such as a 401(k) and Profit Sharing Plan with employer matching contributions, a Cash Bonus Profit Sharing Plan and health and welfare plans that are generally available to all of our salaried employees. The Company's objective is that the total compensation paid to executive officers and other employees should be competitive with the compensation provided to other persons with similar levels of responsibility at companies of similar size, complexity, revenue and growth potential. The Company's executive compensation practices recognize the caliber, level of experience and performance of management and include meaningful incentives to maximize long term shareholder value while achieving the Company's short term financial objectives.

The Compensation Committee, which we refer to in this discussion as the "Committee," reviews and approves compensation for the Company's PEO, PFO, other NEOs and directors, subject to Board of Director approval. Periodically, the Committee reviews relevant competitive data provided by third party compensation professionals, the internal human resource department and the observations and recommendations of the Company's executive management. In addition, the PEO submits recommended compensation levels for other executive officers of the Company to the Committee for its review and approval. The Committee has the discretion to modify any compensation recommendations by management.

The Role of Company Executives in the Compensation Process

Although the compensation process is managed and driven by, and decisions are made by the Committee, the recommendations of certain Company executive officers are taken into account in connection with setting the compensation of other executive officers. As described above, the PEO makes initial recommendations with respect to executive officers other than himself. Executive officers also participate in the preparation of materials requested by the Committee for use and consideration at the Compensation Committee meetings. The Company bases its compensation plan on the Company's performance. The Company conducted an internal study of the compensation plans for each of its PEO, PFO, NEOs and other senior vice presidents and vice presidents to determine whether its compensation plans created risks that would be reasonably likely to have material adverse effects on the Company. In a report submitted to the Compensation Committee, the Company concluded that the compensation plans and the Company's framework of internal controls ensure that the compensation policies and practices will not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Policies

The Committee has designed the Company's compensation program to promote individual performance and to be competitive with market practices in order to attract, retain, and motivate talented individuals in the consumer electronics industry, taking into account relative size, performance and geographic location as well as individual responsibilities and performance. The Company's compensation program also seeks to hold our executives accountable and reward them appropriately for the success of the Company. Accordingly, the Committee strives to create an executive compensation program that is competitive, as well as reflective of Company-wide strategic objectives and individual performance.

The Committee recognizes that certain elements of compensation are better suited to achieving different compensation objectives. The Committee believes that: (i) base salaries, which are based on market practices of similar companies, are designed to attract and retain our executives; (ii) bonuses are designed to motivate our executives to achieve specific corporate and personal performance goals and to share in the Company profits; (iii) equity incentive awards are designed to align the interest of our executive officers and shareholders by (a) motivating and rewarding the executive officer when shareholder value increases, and (b) reward the executive officer for continued future service; (iv) deferred compensation plans are designed to provide our executives with supplemental retirement benefits by permitting the deferral of additional salary and bonuses with a limited employer matching contribution; (v) supplemental executive term life insurance and disability plans are designed to provide our executives and their families with supplemental benefits in accordance with market practices, and; (vi) other elements of compensation are primarily based on market practices.

The Committee's philosophy for other benefits, such as general retirement and health and welfare benefits, is to make these benefits available to employees on a non-discriminatory basis. The Company's compensation philosophy is designed to structure its compensation policy so that executive compensation is dependent on the achievement of corporate objectives and on the long-term increases in shareholder value.

The Company's executive compensation programs are designed to achieve the following objectives:

•	Offer a total compensation package that is competitive with the compensation levels and practices of peer companies;

•	Motivate and reward executives whose performance is important to the Company's continued growth, profitability and success;

•	Align a portion of executive compensation to the Company's financial strategic objectives and the executive's individual contributions toward those objectives;

•	Align the interest of the Company's executives with the long term interests of its shareholders;

•	Motivate executives to work together to achieve corporate goals by linking the annual cash incentives to the achievement of those corporate goals and;

•	Provide incentives that promote executive retention.

The Company has engaged performance compensation consultants in the past to assist the Committee in reviewing the compensation programs for its executive officers and other officers of the Company. The consultants provided the Committee with relevant market data and alternatives to consider when making compensation decisions regarding the PEO, PFO and the Company's other executives. The review encompassed total compensation components, peer compensation levels and the link between cash incentive compensation, plan results and Company performance and included executive compensation trends and developments which were reviewed by the Company's Board of Directors. One of the recommendations considered was to continue to utilize stock-based compensation, profit sharing and other forms of equity and non-equity awards to motivate and retain its executives.

Principal Elements of our Executive Compensation Programs

This section describes the various elements of our compensation programs for our NEOs, with a discussion of the Committee's reasons for including a particular item in the compensation program. The Company's executive compensation program has six principal components that are discussed below.

Executive Base Salary

The Company provides our NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Annual base salary ranges are determined for each executive, on a case-by-case basis, based on the position, the individual level of responsibility and performance, and the unique value and historical contributions made to the Company's success. The Committee reviews salaries each year as part of the Company's annual performance review process as well as upon a promotion or other change in job responsibility. In addition, the base salaries of our NEOs and other employees are periodically reviewed and measured against market data provided by outside consultants and the Company's internal human resources group. The Committee reviews base salary recommendations from the PEO for our other executive officers other than the PEO. Based upon this review process, the Committee approves base salaries for our executive officers. The Committee believes that the base salaries for our executive officers are based on levels commensurate with competitive amounts paid to executives with comparable qualifications at companies engaged in similar businesses or in the same region and of similar size.

2014 Executive Incentive Bonus Plan

Executive bonuses are used to motivate individuals and to reward our executives for the achievement of the Company's financial objectives and their individual performance goals. Bonus formulas are approved by the Committee at the beginning of the fiscal year and are paid on an annual basis after the completion of the fiscal bonus year, with the exception of the put options earned by KGI executives as described below, which are deferred in accordance with their employment contracts. Under our bonus programs, the Chairman of the Board and the Chief Financial Officer's bonuses are based upon the Company's pre-tax earnings, except for extraordinary items.

For Fiscal 2014, Mr. Shalam's bonus was 3%, or $984,007, of consolidated pre-tax earnings of the Company (including certain adjustments) and Mr. Stoehr's bonus was .75%, or $240,453, of consolidated pre-tax earnings (including certain adjustments). The Chief Executive Officer's bonus required attainment of targeted pre-tax earnings of the Company, and amounted to two hundred and fifty thousand dollars ($250,000) for each and every five million dollars ($5,000,000) for Fiscal 2014. As the Company earned pre-tax profits in excess of $30,000,000 (including certain adjustments), the first through sixth pre-tax bonus targets were met. Accordingly, the CEO received a bonus of $1,500,000 for Fiscal 2014.
For Fiscal 2014, Mr. Malone's bonus was determined by multiplying the return on sales percentage by pre-tax income (if applicable) of VOXX Electronics Corporation by fifty percent (50%). The resulting percentage is capped at five (5%) percent with a guaranteed minimum annual aggregate salary and bonus of $500,000. For Fiscal 2014, Mr. Malone earned a bonus of $718,485.
Ms. Shelton's bonus is determined by the achievement of individual performance goals (as determined by the PEO) plus $40,000 upon the achievement of consolidated pre-tax earnings of $5,000,000, plus $40,000 upon the achievement of consolidated pre-tax earnings of $10,000,000, $25,000 upon the achievement of consolidated pre-tax earnings of $15,000,000, $25,000 upon the achievement of consolidated pre-tax earnings of $25,000,000, $40,000 upon the achievement of consolidated pre-tax earnings of $30,000,000, plus $40,000 for the achievement of each additional $5,000,000 of consolidated pre-tax earnings (including certain adjustments) thereafter. For Fiscal 2014, Ms. Shelton earned a bonus of $240,500.
Mr. Jacobs' and Mr. Farrar's bonuses are determined by the achievement of performance goals (as determined by the PEO), plus an EBITDA target for the Klipsch subsidiary (as determined by the PEO). Mr. Jacobs and Mr. Farrar are also entitled to a put option, which is determined by multiplying the cumulative after tax net profit or loss of KGI (commencing March 1, 2011 ("Commencement Date")) by 1.6% and bearing interest at the same per annum rate the Company receives from its lead bank. For Fiscal 2014, Mr. Jacobs and Mr. Farrar earned $105,889 and $66,508, respectively, for the put option. For Fiscal 2014, Mr. Jacobs' and Mr. Farrar's total bonuses were $106,250 and $70,000, respectively. Mr. Farrar's employment with the Company terminated on December 31, 2013 and his put option and bonus earnings are proportionate to the time he was employed during Fiscal 2014.
Other executive officers' bonuses are based on a target of 20% of the executive's base salary. The Committee based 50% of the executive officers' bonus on the achievement of corporate profitability targets during the fiscal year and 50% of the bonus was based on achievement of individual performance targets. The Committee believes that incentive cash bonuses should have an individual component that an executive directly contributes to and a corporate component that an executive indirectly contributes to. Individual performance objectives are determined by the executive officer to which the potential bonus recipient reports. At times, the Committee will approve additional discretionary cash bonus awards that the PEO recommends for certain executives based on individual performance levels that exceed expectations or for the successful completion of special strategic projects or events. During Fiscal 2014, the other executive officers' bonuses were 20%.

The Committee also reviews the unique circumstances involved in the recruitment of the Company's executive officers and will approve the payment of hiring bonuses if, in the judgment of the Committee, such payments are necessary to successfully recruit certain executives.

Executive Stock Based Compensation Awards

The Company's Stock Based Compensation Incentive Plan (the "Stock Based Incentive Plan") encourages participants to focus on long-term Company performance and provides an opportunity for our executives and designated key employees to increase their ownership in the Company through grants of the Company's common stock or grants of stock options. The Stock Based Incentive Plan provides for restricted stock grants and option grants to executive officers, employees and outside directors. The purpose of the Company's Stock Based Incentive Plan is to provide additional incentive to our executives, directors, and other employees whose substantial contributions are essential to the continued growth and success of the Company's business. Grants of stock or options are designed to strengthen their commitment to the Company, to motivate such persons to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. Additionally, the purpose of the Stock Based Incentive Plan is to secure, for the Company and its shareholders, the benefits of the incentive inherent in increased common stock ownership by our executives and the members of the Board who are not employees of the Company who drive, direct and execute the Company's strategic objectives.

The Committee administers the Company's Stock Based Incentive Plan for our executive officers, employees, and outside directors. Stock based compensation is primarily composed of stock option grants and restricted stock and is intended to focus our executives on creating long-term shareholder value. The Committee will periodically grant stock options and stock awards to executives who are responsible for designing and implementing the Company's long-range strategic plan. At its discretion, the Committee also grants options and stock awards based on individual and corporate achievements. Under these plans, the Committee grants options to purchase common stock, with an exercise price equal to or above the fair market value of the common stock on the date of grant. To date, the Committee has never elected to re-price outstanding options. For grants of stock awards, shares are issued to the executive on the vesting date of the awards at the closing price of the stock on the vesting date. The Committee believes that providing stock options and stock awards to the executive officers, who are responsible for the Company's management and growth, gives them an opportunity to own the Company's stock and better aligns their interests with the interests of our shareholders. The Stock Based Incentive Plan also promotes the retention of our executives due to the vesting provisions of the option and stock award grants and the potential upside for stock price appreciation. Recent option and award grants vest over a pre-determined period and options expire two years from vesting date.

For these reasons, the Committee considers stock options and awards as an important element of compensation when it reviews our executive officer compensation programs.

The Committee approves grants made to the PEO, PFO, directors and other executive officers and, in certain cases, recommends grants to the entire Board for its approval. The Committee determines the number of shares underlying each stock option grant or stock award based upon the executive level and years of service, the Company's performance and the executives' individual roles and responsibilities. As discussed above, the Company typically reviews salaries, bonuses, other benefits, stock option grants and stock awards on an annual basis. This process typically begins during the fourth quarter and is completed before the fiscal year end or shortly thereafter. The Committee determined that options or awards would typically be granted annually in each fiscal year. In addition, in the event that an executive officer or a designated key employee is hired during the year, the Committee may make a discretionary grant at the commencement of employment.

During Fiscal 2013, the Committee awarded stock options to the Chairman of VOXX and named executive officers with an incentive price of $6.79 per share, with all shares vesting on July 1, 2013. During Fiscal 2014, no stock option awards expired unexercised. The number of outstanding awards for the Chairman and each named executive officer is set forth in the Outstanding Equity Awards at 2014 Fiscal Year End table below.

For these reasons, the Committee considers stock options and awards as an important element of compensation when it reviews our executive officer compensation programs.

Executive Deferred Compensation Plan

The Company has a non-qualified Deferred Compensation Plan (the "Deferred Compensation Plan") for a select group of executives, including the NEOs. The Plan is intended to provide certain executives the ability to defer additional salary and bonuses, in addition to those amounts that are permitted to be deferred under the Company's 401(k) and Profit Sharing Plan. The Deferred Compensation Plan provides for an employer matching contribution equal to 25% of the employee deferrals up to $20,000 or a maximum employer matching contribution of $5,000 per year, which vests immediately. For Fiscal 2014, the Company continued its temporary suspension of employer matching contributions in connection with the Overhead Reduction Program outlined below. Except for Mr. Lavelle's compensation arrangement, the Company is under no obligation to set aside any additional funds for the purpose of making payments under the Plan. In accordance with Mr. Lavelle's Fiscal 2014 compensation arrangement, the Company is required to contribute $250,000 annually into a separate deferred compensation account (the "Lavelle Account") on his behalf and for his benefit. The employer contributions into this account are invested by the Company in certain mutual funds. All earnings and losses are allocated directly to this account and all employer contributions and earnings thereon vest immediately. Contributions and earnings and the total account balance on this account as of the end of the 2014 fiscal year are shown in the Nonqualified Deferred Compensation table for Mr. Lavelle on page 29 of this proxy statement.

The Deferred Compensation Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. All compensation deferred under the Plan is held by the Company in a "Rabbi" investment trust and invested by the participant among a number of mutual funds. Earnings and losses are allocated to the participant's individual account. Company contributions are vested immediately. The Committee has the option of amending or terminating the Plan at any time. Contributions and earnings on those contributions and total account balances as of the end of the 2014 fiscal year are shown for our NEOs in the Nonqualified Deferred Compensation table on page 29 of this proxy statement.

Supplemental Executive Retirement Income
The Company's Board of Directors adopted the 2014 Equity Plan, subject to stockholder approval, pursuant to which the Company may provide supplemental retirement income to the Chairman and select executive officers of the Company. Subject to certain performance criteria, service requirements and age restrictions, eligible employees will receive restricted stock awards. The restricted stock awards vest on the later of three years from the date of participation in the 2014 Equity Plan, or the grantee reaching the age of 65 years. Pursuant to the 2014 Equity Plan, 84,588 shares of restricted stock were granted to the participating executives. The number of outstanding restricted stock awards for the Chairman and each named executive officer is set forth in the Outstanding Equity Awards at 2014 Fiscal Year End table below. (See the discussion of the 2014 Equity Plan set forth in Proposal 2 herein on pages 10 to 13.)

Prerequisites and Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurance plans, our 401(k) and profit sharing plan, the Cash Bonus Profit Sharing Plan, in each case on the same basis as our other employees. In addition, certain executives, including our NEOs, receive additional benefits, including supplemental life insurance, supplemental short-term and long-term disability benefits, car allowances or mileage reimbursements, and reimbursement of business related expenses.

Tax and Accounting Implications of the Executive Compensation Program

It is the Committee's goal that the Company's executive compensation programs maximize the benefit of tax laws and accounting requirements, while meeting the Company's compensation policies and objectives. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company's PEO or other NEOs. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualified performance based" compensation. The Committee believes it is desirable and in the Company's best interest to deduct compensation payable to our executive officers. Accordingly, the Committee considers the anticipated tax treatment to our Company and our executive officers in the review and establishment of compensation programs and payments. The Committee will continue to monitor the executive compensation programs to preserve the related Federal income tax deductions.

The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

We adopted ASC 718 (formerly SFAS No. 123R) ("ASC 718") effective December 1, 2005. In determining equity compensation awards for Fiscal 2014, we generally considered the potential expense of our compensation awards under ASC 718 and the impact on earnings per share. We concluded that the award levels are in the best interests of our shareholders given competitive compensation practices among our peer companies, the awards' potential expense, our performance and the impact of the awards on executive motivation and retention.

Severance and Termination Benefits

With the exception of Mr. Lavelle, Mr. Jacobs and Mr. Farrar's Employment Agreements (as defined below), we do not have a formal written severance plan or severance agreement with any executive, including our NEOs. However, we have in the past and may in the future provide severance benefits to our executives on a case-by-case basis, after taking into consideration the reason for termination and other factors present at the time of separation. The Company does not have any formal written agreements with any of our executives as it relates to change in control benefits or payments. However, the Committee reserves the right to enter into such arrangements with our NEOs.

Employment Agreements

On June 11, 2007, the Company's Board of Directors authorized and approved a three-year employment contract effective March 1, 2007 with Mr. Patrick M. Lavelle (the "Employment Agreement"). A copy of the Employment Agreement was filed as Exhibit 10 to the Company's Report on Form 8-K filed on June 15, 2007 with the Securities and Exchange Commission.

The Employment Agreement will be automatically renewed for successive one year periods unless either party notifies the other of his or its intention not to renew the Employment Agreement not less than one hundred eighty (180) days prior to the expiration of the initial or any renewal term, as the case may be. On March 1, 2014, the contract automatically renewed for another one year.

During the term of the Employment Agreement, the Company will pay Mr. Lavelle an annual base salary of Seven Hundred Fifty Thousand Dollars ($750,000) per annum. Pursuant to the Employment Agreement, Mr. Lavelle, effective as of the first fiscal year the Company achieves any year-end pre-tax profit, and for each fiscal year thereafter during the employment period, shall have credited to the Lavelle Account Two Hundred Fifty Thousand Dollars ($250,000) for Mr. Lavelle's benefit, which sum shall be in addition to any other amounts that the Company may be required to pay for Mr. Lavelle's benefit under any deferred compensation plan established for the benefit of Mr. Lavelle and/or any other key executives of the Company.

In addition, the Company will pay Mr. Lavelle an annual bonus of Two Hundred Fifty Thousand Dollars ($250,000) for each and every Five Million Dollars ($5,000,000) of pre-tax profit earned by the Company during the fiscal year. In addition, the Employment Agreement provides for an annual discretionary merit based bonus, at the sole discretion of the Board, based on the Company's performance.

In the event of the termination of Mr. Lavelle's employment by the Company, with or without cause, by Mr. Lavelle with or without good reason, or by virtue of Mr. Lavelle's death or disability, Mr. Lavelle will be entitled to certain payments, continuation of benefits and vesting of stock based compensation depending on the reason for termination as more specifically set forth in the Employment Agreement.

Mr. Lavelle is subject to a confidentiality restriction during his employment and thereafter, and to non-compete, non-solicitation and non-disparagement restrictions during his employment and for 24 months following termination.

The above is a summary of the terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement.

On February 3, 2011, KGI entered into employment agreements with Mr. Jacobs and Mr. Farrar, which agreements were authorized and approved by the Company's Board of Directors in conjunction with the Company's acquisition of KGI (the "KGI Agreements"). Copies of the KGI Agreements were filed as Exhibit 10.5 to the Company's Report on Form 10-K filed on May 16, 2011 with the Securities and Exchange Commission. The KGI Agreements are effective until any of the parties notifies the other of his or its intention to terminate employment with the Company according to the terms outlined in the agreements. Mr. Farrar's employment was terminated on December 31, 2014.

During the term of the KGI Agreements, the Company will pay Mr. Jacobs and Mr. Farrar annual base salaries of Four Hundred Twenty-Five Thousand Dollars ($425,000) and Three Hundred Twenty-Five Thousand Dollars ($325,000) per annum, respectively, subject to review and potential upward adjustment annually.

In addition, the Company will pay Mr. Jacobs and Mr. Farrar each an annual bonus equal to a maximum of fifty percent (50%) of each individual's base salary based on achievement of EBITDA goals (as determined by the PEO) and other goals established at the beginning of each year, which are designed to promote the growth of the Company. In addition, the KGI Agreements provide for a put option for Mr. Jacobs and Mr. Farrar, determined by multiplying the cumulative after tax net profit or loss of KGI (commencing March 1, 2011 ("Commencement Date")) by 1.6% and bearing interest at the same per annum rate the Company receives from its lead bank by 1.6%. Mr. Jacobs and Mr. Farrar may begin to request cash payment of their accumulated put option balance beginning 30 months from the Commencement Date and at no less than 60 month intervals, thereafter, at each individual's request.

In the event of the termination of Mr. Jacobs' or Mr. Farrar's employment by the Company, without cause, by Mr. Jacobs or Mr. Farrar with good reason, or by virtue of Mr. Jacobs' or Mr. Farrar's death or disability, the executives will be entitled to certain payments and continuation of benefits depending on the reason for termination as more specifically set forth in the KGI Agreements.

Mr. Jacobs and Mr. Farrar are subject to confidentiality restrictions during their employment and thereafter, and to non-compete, non-solicitation and non-disparagement restrictions during their employment and for 12 months following termination.

The above is a summary of the terms of the KGI Agreements and is qualified in its entirety by reference to the KGI Agreements.

Overhead Reduction Program

In January 2008, our PEO put into place a broad overhead reduction plan across all internal departments. This plan was modified during Fiscal 2012 and Fiscal 2013 and remains in effect as of the date of this report with respect to the Company's Deferred Compensation Plan matching contribution, as outlined in its respective section of this proxy. As part of the Overhead Reduction Program, the Company continued the temporary suspension of the matching portion related to the Company's 401(k) Plan through December 31, 2013, but reinstated this benefit on January 1, 2014.

401(k) and Profit Sharing Plan

The Company has a 401(k) plan for eligible employees, with the exception of KGI employees, as explained below. The Company matches a portion of the participant's contributions in the amount of 50% of elective deferrals up to a maximum of 6% of eligible compensation after three months of service. Shares of the Company's common stock are not an investment option in the Savings Plan and the Company does not use such shares to match participants' contributions. The Company temporarily suspended the 401(k) matching contribution in connection with the Overhead Reduction Program; however, this matching contribution was reinstated on January 1, 2014. The Company contributed approximately $215,000 to the 401(k) plan during Fiscal 2014.

KGI sponsors a 401(k) plan for the subsidiary's eligible employees. KGI matches a portion of the participants' contributions in the amount of 25% of elective deferrals up to a maximum of 4% of eligible compensation after six months of service. KGI contributed approximately $153,000 to its 401(k) plan during Fiscal 2014.

The Company also has a Profit Sharing Plan that allows the Company to make discretionary profit sharing contributions for the benefit of participating employees, including the NEOs, for any fiscal year in an amount determined by the Board of Directors. Whether or not the Board of Directors makes a discretionary contribution, the size of the contribution is dependent upon the performance of the Company. A participant's share of the discretionary contribution is determined pursuant to the participant's eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. During Fiscal 2014, the Board did not make a discretionary profit sharing contribution to the Plan in connection with the Overhead Reduction Program.

Cash Bonus Profit Sharing Plan

The Company has a Cash Bonus Profit Sharing Plan that allows the Company to make profit sharing contributions for the benefit of eligible employees, including NEOs, for any fiscal year in an amount not to exceed 3.5% of pre-tax profits or $2.5 million. If pre-tax profits in any given fiscal year do not exceed $3 million, there will be no contribution to the Cash Bonus Profit Sharing Plan for that fiscal year. The size of the contribution is dependent upon the performance of the Company. A participant's share of the contribution is determined pursuant to the participant's eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. The Company elected not to make a cash bonus profit sharing contribution for Fiscal 2014 in connection with the Overhead Reduction Program.

Measuring Company Performance for Compensation Purposes

The value of our stock options is based upon the Company's performance, as reflected in the price of its stock and is believed to best reflect the longer-term performance of the Company. Bonuses and other performance-based incentives are based on revenue, operating income targets or pre-tax profits established in connection with the annual budgeting process, or achieving certain strategic goals and are believed to best reflect the short-term performance of the Company.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Members of the Compensation Committee

Peter A. Lesser, Chairman
Paul C. Kreuch, Jr.
Stan Glasgow

Fiscal 2014 Summary Compensation Table

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Principal Position	Year	(1)	(4)	(2)	(3)	(4)	(5)	Total
Patrick M. Lavelle	2014	$1,000,000	$—	$374,959	$—	$1,500,000	$19,831	$2,894,790
President and Chief	2013	$1,000,000	$—	$—	$49,750	$1,805,023	$17,082	$2,871,855
Executive Officer	2012	$1,000,000	$—	$228,000	$77,000	$2,000,000	$16,924	$3,321,924

Charles M. Stoehr	2014	$400,000	$—	$99,235	$—	$240,453	$20,123	$759,811
Senior Vice President and	2013	$400,000	$—	$—	$24,875	$334,410	$18,207	$777,492
Chief Financial Officer	2012	$400,000	$—	$152,000	$38,500	$304,717	$18,021	$913,238

Thomas C. Malone	2014	$225,000	$—	$59,615	$—	$718,485	$15,633	$1,018,733
Senior Vice President	2013	$225,000	$—	$—	$24,875	$485,574	$14,731	$750,180
	2012	$224,351	$—	$—	$38,500	$662,837	$14,614	$940,302

T. Paul Jacobs	2014	$500,000	$—	$68,032	$—	$212,139	$17,046	$797,217
President and Chief	2013	$500,000	$—	$—	$24,875	$426,465	$18,910	$970,250
Executive Officer, KGI	2012	$446,875	$—	$—	$38,500	$402,957	$13,197	$901,529

Loriann Shelton	2014	$347,596	$—	$86,623	$—	$240,500	$15,520	$690,239
Senior Vice President and	2013	$313,462	$—	$—	$24,875	$265,000	$14,291	$617,628
Chief Accounting Officer	2012	$300,000	$—	$152,000	$38,500	$305,000	$14,227	$809,727

John J. Shalam (6)	2014	$450,000	$—	$221,434	$—	$984,007	$38,047	$1,693,488
Chairman of The Board	2013	$450,000	$—	$—	$49,750	$1,188,966	$16,929	$1,705,645
	2012	$450,000	$—	$228,000	$77,000	$1,245,143	$15,401	$2,015,544

Frederick Farrar (7)	2014	$342,564	$—	$—	$—	$136,508	$521,921	$1,000,993
Executive Vice President, Chief Financial
Officer, Treasurer and Assistant Secretary, KGI

(1)
The Company deferred $250,000 in Fiscal Years 2014, 2013 and 2012 of Mr. Lavelle's salary into a special deferred compensation account (the "Lavelle Account"). See further discussion in the non-qualified deferred compensation plan table.

(2)	This column represents the aggregate fair value of stock awards granted to our NEOs. The amounts presented do not represent the actual value that will be recognized by the individuals upon issuance.

(3)
This column represents the aggregate fair value of stock options granted to each of our NEOs. No stock options were granted during Fiscal 2014. The amounts presented do not represent the actual value that will be recognized by the NEOs upon exercise, as applicable.

(4)	Refer to CD&A for a further discussion on the non-equity incentive plan and bonus calculations for the Voxx Chairman and NEOs.

(5)	See the All Other Compensation Table below for additional information.

(6)	Mr. Shalam, Chairman of the Board of Voxx is not an executive officer of the Company.

(7)	Mr. Farrar's employment terminated on December 31, 2013 and pursuant to the terms of his employment contract, he was entitled to receive certain payments.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

			Employer
		Value of	Contributions
		Supplemental Life	Relating to
	Auto	Insurance	Employee
Name of Executive	Allowance	Premiums(1)	Savings Plan	Other (2)	Total
Lavelle	$14,205	$3,304	$2,322	$—	$19,831
Stoehr	$14,047	$4,831	$1,245	$—	$20,123
Malone	$12,000	$2,927	$707	$—	$15,634
Jacobs	$—	$870	$3,200	$12,976	$17,046
Shelton	$12,000	$2,429	$1,091	$—	$15,520
Shalam	$19,855	$16,978	$1,214	$—	$38,047
Farrar	$—	$870	$3,013	$518,038	$521,921

(1)
This column represents taxable payments made for the Chairman of VOXX and the named executives to cover premiums for a $1,000,000 life insurance policy and supplemental disability insurance, which are owned by each executive.

(2)
This column contains continuing education and/or professional subscription fees reimbursed by KGI to Mr. Jacobs, as well as termination benefits paid to Mr. Farrar pursuant to the terms of his employment agreement.

Note: The column entitled "Employer Contributions Relating to Cash Bonus Profit Sharing Plan" has been omitted because there were no employer contributions to the Cash Bonus Profit Sharing Plan for Fiscal 2014.

Grants of Plan Based Awards during Fiscal 2014

The following table discloses the amount of non-equity incentive plan awards for Fiscal 2014:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards
	Grant	Threshold	Target	Maximum	Number of Shares of Stock
Name	Date	($)	($)	($)	(#)
Lavelle	2014	$250,000	$1,500,000	$1,500,000	27,533
Stoehr	2014	$—	$240,453	$240,453	7,286
Malone	2014	$275,000	$718,485	$718,485	4,377
Jacobs (1)	2014	$—	$212,139	$212,139	4,995
Shelton	2014	$—	$240,500	$240,500	6,360
Shalam	2014	$—	$984,007	$984,007	16,258
Farrar (2)	2014	$—	$136,508	$136,508	—

(1)	Included within Mr. Jacobs' target and maximum non-equity incentive award is a bonus of $106,250, as well as put option earnings of $105,889.

(2)	Included within Mr. Farrar's target and maximum non-equity incentive award is a bonus of $70,000, as well as put option earnings of $66,508 earned through December 31, 2013.

Note: The columns which present information related to "All Other Awards" have been omitted as there is no information to report in these columns for Fiscal 2014.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table sets forth outstanding stock option awards classified as exercisable and unexercised and restricted stock awards not yet vested as of February 28, 2014, for the Chairman and NEOs.

		Option Awards			Equity Incentive Plan Awards
	Grant	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration	Shares That Have Not Yet Vested	Market or Payout Value of Shares That Have Not Yet Vested
Name	Date	(#)	($)	Date	(#)	($)
Lavelle	12/31/2012	14,796	$6.79	6/30/2015	27,533	374,999
Stoehr		—			7,286	99,235
Malone		—			4,377	59,615
Jacobs	12/31/2012	12,500	$6.79	6/30/2015	4,995	68,032
Shelton	12/31/2012	908	$6.79	6/30/2015	6,360	86,623
Shalam	12/31/2012	25,000	$6.79	6/30/2015	16,258	221,434

Note: The column entitled "Number of Securities Underlying Unexercised Options Unexercisable" has been omitted because there were no unvested options unable to be exercised at February 28, 2014.

Option Exercises and Stock Vested at 2014 Fiscal Year End

The following table contains information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended February 28, 2014, by the following NEOs.

	Option Awards		Stock Awards
	Option Awards
	Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired on	Realized
	on Exercise	on Exercise	Vesting	on Vesting
	(#)	($)	(#)	($)
Lavelle	147,704	$686,286	10,000	$130,000
Stoehr	81,250	$383,124	6,666	$86,558
Malone	36,923	$208,258	—	$—
Shelton	44,092	$251,276	6,666	$86,658
Jacobs	12,500	$65,625	—	$—
Shalam	137,500	$690,690	10,000	$130,000
Farrar	5,000	$43,150	—	$—

Nonqualified Deferred Compensation for Fiscal Year 2014

The table below provides information on the non-qualified deferred compensation of our Chairman and NEOs:

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions in	Earnings in	Withdrawals/	February 28,
Name	in Fiscal 2014(1)	Fiscal 2014(2)	Fiscal 2014(3)	Distributions	2014
Lavelle	$—	$250,000	$—	$250,000	$—
Stoehr	$—	$—	$—	$—	$—
Malone	$—	$—	$40,077	$61,068	$125,391
Shelton	$99,279	$—	$34,936	$70,431	$282,898
Jacobs	$—	$—	$—	$—	$—
Shalam	$—	$—	$—	$—	$—
Farrar	$—	$—	$—	$—	$—

(1)
Represents contributions made by Chairman of VOXX and VOXX NEOs into the Company's deferred compensation plan. Such amounts are included in the salary or bonus column in the summary compensation table. Employees of Klipsch did not participate in the Company's deferred compensation plan in Fiscal 2014.

(2)
Represents Company matching contributions to or funding of the Chairman's and each NEOs deferred compensation account. Such amounts are included in the All Other Compensation column in the Summary Compensation Table, except for the funding of Mr. Lavelle's deferred compensation account, which is included in the Salary column in the Summary Compensation Table.

(3)	Represents interest, dividends and changes in market value of the Chairman's, each NEOs and employer contributed funds.

Equity Compensation Plan

The following table provides certain information as of February 28, 2014 about VOXX common stock that may be issued under VOXX's existing equity compensation plan.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance
	to be Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plan
	Outstanding Options	Outstanding Options	(Excluding Securities
Plan Category	and Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	79,204	$6.79	1,699,621

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market (the "Nasdaq"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. To the Company's knowledge, based solely upon a review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions for the fiscal year ended February 28, 2014.

OTHER MATTERS

At the time of preparation of this Proxy Statement, neither the Board of Directors nor management know of any matters to be presented for action at the meeting other than as set forth in Proposals 1, 2, 3 and 4 of the Notice of Annual meeting and this Proxy Statement. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon according to their best judgment.

By order of the Board of Directors

CHRIS LIS JOHNSON
Corporate Secretary
VOXX International Corporation

Hauppauge, New York
June 10, 2014

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the Internet, (2) by telephone, or (3) by mail. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

Appendix A

VOXX INTERNATIONAL CORPORATION
2014 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSES AND DEFINITIONS

1.1    Establishment of the Plan. Voxx International Corporation, a Delaware corporation, hereby establishes an equity-based incentive compensation plan to be known as the "Voxx International Corporation 2014 Omnibus Equity Incentive Plan" as set forth in this document. This Plan permits the grant of Restricted Stock Units based on both a Participant’s compensation as well as the Company’s performance. This Plan and the grant of Awards hereunder are expressly conditioned upon the Plan's approval by the shareholders of the Company. The Plan is adopted effective as of January 1, 2014; however, no Award may be paid, vested or earned under this Plan until the Plan has been approved by a majority of the Shares of the Company represented at the shareholder's meeting at which approval of the Plan is considered.

1.2    Purposes of the Plan. The purposes of this Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Restricted Stock Units, with the interests of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of officers, directors and employees who make significant contributions to the Company's success and to allow the Company's officers, directors and employees to share in the success of the Company.

1.3    Definitions. Whenever the initial letter of the following words or phrases is capitalized in the Plan, including any Supplements, they will have the respective meanings set forth below unless otherwise defined herein:

(a)
"1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder includes such section or regulation, any valid regulation promulgated under such section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(b)
"Affiliate" means any corporation or any other entity (including, but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by or under common control with the Company.

(c)	"Award" means, individually or collectively, a grant under this Plan of Restricted Stock Units.

(d)	"Award Agreement" means the written agreement which sets forth the terms and provisions applicable to each Award granted under this Plan.

(e)
"Award Rate" means, for purposes of making the Floor Awards pursuant to Article 5, the amount of stock awarded to a Participant either expressed as a percentage of a Participant's Total Cash Compensation or in an amount as determined by the Committee.

(f)	"Beneficiary" means the person or persons designated by a Participant to receive the benefits under this Plan, if any, which become payable as a result of the Participant's death.

Appendix A

(g)	"Board" means the Board of Directors of the Company serving at the time that this Plan is approved by the shareholders of the Company or thereafter.

(h)	"Cause" means:

(i)
An intentional act of fraud, embezzlement, theft or personal dishonesty; willful misconduct, or breach of fiduciary duty involving personal profit by the Participant in the course of his employment. No act or failure to act shall be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence. An act or failure to act shall be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Company or a Subsidiary;

(ii)	Intentional wrongful damage by the Participant to the business or property of the Company or a Subsidiary, causing material harm to the Company or a Subsidiary;

(iii)	Breach by the Participant of any confidentiality or nondisclosure agreement in effect from time to time with the Company or a Subsidiary; or

(iv)	Gross negligence or insubordination by the Participant in the performance of his duties.

(i)    "Change in Control" will have the meaning assigned to such term in Article 6.2.

(j)     "Code" means the Internal Revenue Code of 1986, as amended.

(k)	"Committee" means the Compensation Committee of the Board.

(l)
"Company" means, unless otherwise stated, Voxx International Corporation, organized and existing under the laws of the State of Delaware, or any successor (by merger, consolidation, purchase or otherwise) to such corporation which assumes the obligations of such corporation under the Plan.

(m)    "Director" means any individual who is a member of the Board.

(n)
"Disability" means a disability as determined under a long-term disability insurance policy sponsored by the Company or a Subsidiary. Notwithstanding the foregoing, the term "Disability" for purposes of Article 5 will mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical and mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o)	"Effective Date" means January 1, 2014.

(p)
"Fair Market Value" means the mean between the highest and lowest quoted selling prices of the common stock of the Company as reported on NASDAQ as of the day the applicable Award is granted to a Participant. If the Company's common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company's common stock was traded;

(q)	“Floor Award” means a stock-based Award calculated at the Award Rate.

(r)
"Grant Date" means, with respect to any Award granted under this Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.

Appendix A

(s)
"Participant" means an individual employed by, or providing services to the Company or its Affiliates, or a Director of the Company or its Affiliates, who has been determined by the Committee to be eligible to participate in the Plan.

(t)	"Performance Award" means a stock-based Award granted to a Participant pursuant to Article 5.

(u)
"Performance Goals" means the goals which must be attained, as determined by the Committee in its sole discretion. The Performance Goals applicable to each Award granted under the Plan will provide for a targeted level or levels of financial achievement with respect to one or more of the following business criteria: (a) return on assets; (b) earnings before interest, taxes, depreciation and amortization (EBITDA); (c) net income; (d) total shareholder return; (e) return on equity; (f) Affiliate or division operating income; (g) pre- or after-tax income; (h) cash flow; (i) cash flow per share; (j) earnings per share (basic or fully-diluted); (k) return on invested capital; (1) economic value added (or an equivalent metric); (m) share price performance; (n) performance relative to budgeted performance. The Performance Goals may differ from Participant to Participant and from Award to Award.

(v)	"Performance Period" means the period of time during which Performance Goals must be achieved with respect to an Award, as determined by the Committee in its sole discretion.

(w)	"Period of Restriction" means the period during which the Restricted Stock Units are subject to transfer restrictions and, therefore, the Units are subject to a substantial risk of forfeiture.

(x)	"Plan" means the Voxx International Corporation 2014 Omnibus Equity Incentive Plan, as set forth in this document and as hereafter amended from time to time.

(y)    "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 5.

(z)
"Retirement" or "Retires" means a Participant's Termination of Service on or after attaining age 65 for reasons other than Cause, Good Reason as defined in Treasury Regulation section 1.409A-1(h), death or Disability.

(aa)	"Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

(bb)	"Section 16 Person" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions which involve equity securities of the Company.

(cc)
"Shares" means the Class A Common shares of the Company, par value $.01 per share, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment of Shares as provided in Article 4, or the stock of any successor to the Company which is so designated for the purposes of the Plan.

(dd)     "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. A Subsidiary includes any Subsidiary of the Company as of the Effective Date and each entity that becomes a Subsidiary of the Company after the Effective Date.

Appendix A

(ee)
"Termination of Service" or "Termination" means the occurrence of any act or event or any failure to act, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an employee of the Company or an Affiliate, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant's employment with the Company or an Affiliate (whether with or without Cause) and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate (whether with or without Good Reason as defined in Treasury Regulation section 1.409A-1(h)). A Termination of Service will also occur with respect to a Participant who is employed by an Affiliate if the Affiliate ceases to be an Affiliate of the Company and the Participant does not immediately thereafter become an employee of the Company or another Affiliate. For purposes of this Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) will not be deemed a Termination of Service. Provided, a Termination or Termination of Service shall only be deemed to have occurred when such event meets the definition of separation from service as defined under Treasury Regulation section 1.409A-1(h).

(ff)
"Total Cash Compensation" means the regular base salary or fee paid by the Company or a Subsidiary to Participant during a calendar year, inclusive of additional forms of compensation such as bonuses, other incentive payments, automobile allowances, tax gross-ups and other fringe benefits.

1.4    Duration of Plan. The Plan shall terminate in accordance with the Committee’s decision. After the Plan is terminated, no Awards may be granted; provided, however, that Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2

ADMINISTRATION

2.1    The Committee. This Plan will be administered by the Committee. The decision or action of a majority of the actual number of members of the Committee will constitute the decision or action of the Committee. The Committee will consist of not less than three independent Directors. The members of the Committee will be appointed from time to time by, and will serve at the pleasure of, the Board. The Committee will be comprised solely of Directors who are (a) "nonemployee directors" under Rule 16b-3, (b) "outside directors" as described in Treasury Regulation Section 1.162-27(e)(3), and (c) independent under the director independence requirements of the NASDAQ Stock Market or, if it changes, the principal securities exchange or market on which the Shares are then traded or listed. Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award.

2.2    Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of this Plan, the Committee will have full power and discretion to: (a) select Participants who will participate in the Plan; (b) determine the sizes, types, and frequency of Awards; (c) determine the terms and conditions of Awards in a manner consistent with this Plan; (d) construe and interpret this Plan, all Award Agreements and any other agreements or instruments entered into under this Plan; (e) establish, amend or waive rules and regulations for the Plan's administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in this Plan; provided however, the Committee may only accelerate the vesting of an Award in connection with a Participant's death, Disability, Retirement, in connection with a Change in Control, or a reason approved by the Board. Further, the Committee will make all other determinations which may be necessary or advisable for the administration

Appendix A

of this Plan. All determinations and decisions made by the Committee, the Board and any delegate of the Committee will be final, conclusive and binding on all persons, including the Company and Participants. No such determinations will be subject to de novo review if challenged in court.

2.3    Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to grants to Section 16 Persons, or (b) in any way which would jeopardize this Plan's qualification under Code Section 162(m) or (c) adversely impact Awards under Rule 16b-3.

2.4    Notice to Committee. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Compensation Committee, Voxx International Board of Directors, at 150 Marcus Boulevard, Hauppauge, New York 11788.

2.5    Considerations in Establishing Performance Goals. In connection with the determination of Performance Awards, and determining appropriate Performance Goals and the relative weight accorded each Performance Goal, the Committee must:

(a)	Balance risk and financial results in a manner that does not encourage Participants to expose the Company and its Subsidiaries to imprudent risks;

(b)
Make such determination in a manner designed to ensure that Participant's overall compensation is balanced and that the Awards are consistent with the policies and procedures of the Company and its Subsidiaries regarding such compensation arrangements; and

(c)
Monitor the success of the Performance Goals and weighting established in prior years, alone and in combination with other incentive compensation awarded to the same Participants, and make appropriate adjustments in future calendar years as needed so that payments appropriately incentivize Participants and appropriately reflect risk.

2.6    Communication of Award Opportunity Level and Awards. Not later than 90 days following the beginning of each Performance Period, as applicable, the Performance Goals (and their respective weightings) and any other requirements, criteria, attributes, terms and conditions for Awards for such Performance Period shall be communicated in writing by the Committee to the Participants eligible for such Awards in an Award Agreement.

2.7    Code Section 162(m) Performance Requirements. Notwithstanding any other provision of the Plan to the contrary, for purposes of qualifying Awards to Participants as "performance-based compensation" under Code Section 162(m), the Committee will establish the specific targets under the Performance Goals applicable to the Awards. Such targets under the Performance Goals will be set by the Committee on or before the latest date permissible to enable the Awards, to qualify as "performance-based compensation" under Code Section 162(m). In granting Awards intended to qualify under Code Section 162(m), the Committee will follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Awards under Code Section 162(m), including but not limited to, certifying that the Performance Goals and other material terms were in fact satisfied.

Appendix A

ARTICLE 3

ELIGIBILITY

3.1    Eligibility. Except as herein provided, the individuals who are eligible to participate in this Plan and be granted Awards are those individuals who are Participants. The Committee may, from time to time and in its sole discretion, select Participants to be granted Awards and will determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the Participant to the Company or its Affiliates, the value of the Participant’s services (past, present and future) to the Company or its Affiliates and such other factors deemed relevant by the Committee in its sole discretion. One will become a Participant in this Plan as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.

3.2    No Contract of Employment. Neither this Plan nor any Award Agreement executed hereunder will constitute a contract of employment between a Participant and the Company or an Affiliate, and participation in this Plan will not give a Participant the right to be rehired by or retained in the employment of the Company or an Affiliate.

ARTICLE 4

SHARES SUBJECT TO THIS PLAN

4.1	Number of Shares.

(a)
Maximum Number. Subject to adjustment as provided in Article 4.5, the maximum number of Shares cumulatively available for issuance under this Plan pursuant to the grant of an Award of Restricted Stock Units will not exceed ONE MILLION (1,000,000) Shares plus (i) Shares settled hereunder in cash; and (ii) Shares withheld pursuant to Article 7.

(b)
Limits on Awards. In calculating the number of Shares available for issuance under this Plan, each year no more than TWO HUNDRED FIFTY THOUSAND (250,000) Shares will be available in the aggregate for grant of Awards under this Plan and no more than FIFTY THOUSAND (50,000) Shares will be available as an Award to any Participant. Shares issued under this Plan may be (i) authorized but unissued Shares, treasury Shares, (ii) reacquired Shares (including Shares purchased in the open market), or (iii) any combination thereof, as the Committee may from time to time determine in its sole discretion.

(c)
Forfeited and Unpurchased Shares. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants. If Shares are withheld pursuant to Article 7, only the number of shares actually issued, net of the Shares withheld, will be deemed issued for the purpose of determining the number of Shares available for Awards under this Plan.

4.2    Release of Shares. Subject to the limitations set forth in this Plan, the Committee will have full authority to determine the number of Shares available for Awards and, in its sole discretion, may include (without limitation) as available for distribution: (a) any Shares that have ceased to be subject to an Award;

Appendix A

(b) any Shares subject to an Award that have been previously forfeited; (c) any Shares under an Award that otherwise terminates without the issuance of Shares being made to a Participant; or (d) any Shares that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any Shares that are available immediately prior to termination of the Plan, or any Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3    Book-Entry Securities. The Company shall have the right to maintain all Awards in book-entry form in the name of the Participant until such time as such Awards shall have been paid and the requirements of Article 5 have been met.

4.4     Dividends and Dividend Equivalents. The Committee may provide that Awards denominated in Shares earn dividends or dividend equivalents. Such dividends and dividend equivalents may be paid currently in cash or Shares or may be credited to an account established by the Committee in the Participant's name. In addition, dividends or dividend equivalents paid on outstanding Awards or issued Shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents. Notwithstanding the foregoing, dividends or dividend equivalents on unvested portions of Awards whose vesting is subject to the achievement of specified Performance Goals will be subject to the same restrictions as the underlying Shares or units to which such dividends or dividend equivalents relate.

4.5     Changes in Stock.

(a)
Substitution of Stock and Assumption of Plan. In the event of any change in the Shares by virtue of any stock dividends, stock splits, recapitalizations or reclassifications or in the event that other stock is substituted for the Shares as the result of any merger, consolidation, share exchange, reorganization or any similar transaction which does not constitute a Change in Control of the Company, the Committee will correspondingly adjust the (i) number, kind and class of Shares which may be delivered under this Plan, (ii) number, kind, class and price of Shares subject to outstanding Awards (except for mergers or other combinations in which the Company is the surviving entity), and (iii) numerical limits of Article 4.1 , all in such manner as the Committee in its sole discretion determines to be advisable or appropriate to prevent the dilution or diminution of such Awards. The Committee’s determination under this subsection will be final and conclusive.

(b)
Conversion of Shares. In the event the Company is a party to a merger, consolidation, share exchange, stock or asset purchase or other reorganization (Acquisition Transaction”) that would constitute a Change in Control of the Company, the agreement under which such Acquisition Transaction is effected (“Merger Agreement”) may provide for any one or more of the following (subject to the provisions of Article 6) which shall apply on a consistent basis to all similarly situated outstanding Awards (but may be applied differently for different types of Awards or Awards having differing characteristics), in all cases without the consent of any Participant:

i.
The assumption of (or substitution of equivalent awards for) outstanding Restricted Stock Units by the surviving corporation or its parent (or for their continuation by the Company if the Company is a surviving corporation), in which case each Award shall be adjusted consistent with the consideration received for Shares under the Merger Agreement in accordance with the principles set forth in Article 4.5 (a).

ii.	The cancellation of outstanding Restricted Stock Units upon payment or delivery of the consideration under the Merger Agreement for each Share or Share equivalent

Appendix A

under the Award (whether or not vested prior to the effective time of such Acquisition Transaction.

Shares issued in connection with the Awards that are assumed, converted or substituted under this subsection will not reduce the number of Shares reserved for issuance under Article 4.1.
ARTICLE 5

RESTRICTED STOCK UNITS

5.1    Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Participant in such amounts as the Committee, in its sole discretion, determines. The Committee will have complete discretion in determining the number of Restricted Stock Units granted to each Participant.

5.2    Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that specifies the following:

(a)Floor Awards – the Period of Restriction and the Award Rate and such other terms and conditions as the Committee, in its sole discretion, determines

(b)Performance Awards - the Period of Restriction, the Award Rate, the applicable Performance Period, Performance Goals, the relative weight accorded each Performance Goal, the threshold, target and maximum Award Rates and such other terms and conditions as the Committee, in its sole discretion, determines

5.3    Value of Restricted Stock Units. Each Restricted Stock Unit will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

5.4    Vesting of Floor Awards.

(a)With respect to Floor Awards, the Participant will vest in the Restricted Stock Units upon the latter of (i) reaching the normal Retirement age of 65 or (ii) 3 years from the initial date of participation in the Plan, or as determined by the Committee in connection with a reason approved by the Board in accordance with Article 2.2.

(b)If a Participant incurs a Termination of Service before the end of the calendar year, he will not vest in any portion of his Award unless his Termination of Service was for one of the following reasons:

(i)	The Participant died.

(ii)	The Participant incurred a Disability.

(iii)	The Participant Retired after no less than 3 years from the initial date of participation in the Plan.

(iv)	A reason approved by the Board in accordance with Article 2.2.

5.5    Performance Goals and Other Terms. The Committee will set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the size of the Performance

Appendix A

Award that will be paid to the Participant. The calculation of earned Performance Awards will be made by interpolating within the interval between the threshold Award Rate and the target Award Rate and between the target Award Rate and the maximum Award Rate, and rounding to the nearest dollar.

5.6    Earning of Performance Awards.
(a)    A Performance Award will be treated as earned to the extent:
(i)The threshold, target or maximum Performance Goals are met; and

(ii)	The Participant is employed or retained on the last day of the Performance Period.
(b)    In the event a Participant has a Termination of Service before the end of the Performance Period, he will not earn any portion of his Award unless he incurs a Termination of Service for one of the following reasons:
(i)The Participant died.
(ii)The Participant incurred a Disability.
(iii)The Participant Retired after no less than 3 years from the initial date of participation in the Plan.
(iv)A reason approved by the Board in accordance with Article 2.2.
(c)If at least the threshold Performance Goals are met but the Participant had a Termination of Service due to one or more of the circumstances described in Article 5.6(b)(i) – 5.6(b)(iv), he will earn a pro rata portion of the Award that he would otherwise be entitled to for the Performance Period. The Award will be calculated at the level attained based on the ratio that the number of days during the Performance Period in which he was actually employed bears to actual number of days in the Performance Period. Additionally, except in the case of Performance Goals applicable to Restricted Stock Units granted to Participants which are intended to qualify as "performance-based compensation" under Code Section 162(m) (which cannot be reduced or waived except as provided in Article 10.1), after the grant of a Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Restricted Stock Units.
5.7    Vesting of Earned Performance Awards.

(a)With respect to Performance Awards, the Participant will vest in the Restricted Stock Units to the extent to which the applicable threshold, target or maximum Performance Goals have been achieved and upon the latter of (i) reaching the normal Retirement age of 65 or (ii) 3 years from the initial date of participation in the Plan.

(b)In the event a Participant has a Termination of Service before the end of the Performance Period, he will not vest in any portion of his Award unless he incurs a Termination of Service for one of the following reasons:

(i) The Participant died.

(ii) The Participant incurred a Disability

Appendix A

(iii)The Participant Retired after no less than 3 years from the initial date of participation in the Plan.
(iv) A reason approved by the Board in accordance with Article 2.2.

(c)    Notwithstanding any other provision of this Article to the contrary, in the case of Performance Awards to Participants that the Committee intends to qualify as "performance-based compensation" under Code Section 162(m) (the vesting of which cannot be accelerated, except as provided in Article 6.1), no Performance Award will become vested unless the applicable Performance Goals have first been met; provided, further, that the Committee will not waive any restrictions with respect to such Performance Awards.
5.8    Time and Form of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units will be made upon the Participant’s actual Retirement unless (a) a Participant timely defers payment of the Award pursuant to Article 10.2 or (b) another time of payment is otherwise provided in the Award Agreement. The Committee, in its sole discretion, may pay vested Restricted Stock Units in the form of cash, in Shares or a combination thereof.

ARTICLE 6

CHANGE IN CONTROL
6.1     Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, unless and until any successor to the Company or any person or persons acquiring control of the Company agrees to be bound by the terms of this Plan and all outstanding Award Agreements, and agrees to assume and perform all the obligations of the Company hereunder, all Awards granted under this Plan that then are outstanding and that are subject to any restrictions or Performance Goals will, unless otherwise provided for in the Award Agreements applicable thereto, become immediately exercisable, vested or earned at the target earning rate and all restrictions and Performance Goals will be removed, as of the first date that the Change in Control has been deemed to have occurred, and will remain removed for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements. The demise of John J. Shalam and the inheritance of his interest in the Company by his estate, his family members or his descendents or by a trust for the benefit of his family members or his descendants, will not be deemed a “Change in Control.”
6.2     Definition. For purposes of Article 6.1 a "Change in Control" of the Company will be deemed to have occurred if the conditions or events set forth in any one or more of the following subsections occur, provided this definition shall be applied in compliance with Treasury Regulation Section 1.409A-3(i)(5):

(a)    Change in Ownership. A change in the ownership of the Company occurs on the date, subsequent to the Effective Date, that any person, or group of persons, as defined in subparagraph (b), acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total Fair Market Value or total voting power of the outstanding voting stock of the Company. However, if any person or group is considered to own more than 50 percent of the total Fair Market Value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Company. An increase in the percentage of stock owned by any person or group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

For purposes of this Article, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However,

Appendix A

persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
(b)Change in the Effective Control. A change in the effective control of the Company will occur when: (i) any person or group acquires, subsequent to the Effective Date, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Company possessing 30 percent or more of the total voting power; or (ii) a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board prior to the date of the appointment or election. However, if any person or group is considered to effectively control the Company, the acquisition of additional control of the Company by the same person(s) is not considered to cause a change in the effective control.
(c)Change in the Ownership of a Substantial Portion of the Company's Assets. A change in the ownership of a substantial portion of the Company's assets occurs on the date that any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
However, there is no Change in Control under this subparagraph when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or group of persons, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii). For purposes of this subparagraph and except as otherwise provided, a person's status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

ARTICLE 7

TAX WITHHOLDING
7.1     Withholding Requirements. Prior to the delivery of any Shares to the Plan, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the statutory minimum Federal, state and local income and employment taxes required by applicable law to be withheld with respect to the payment of such Award. In no event will any amount withheld be in an amount that would require the Company to incur additional accounting charges due to income tax withholding.

Appendix A

7.2     Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

ARTICLE 8

AMENDMENT, TERMINATION, AND DURATION
8.1     Amendment, Suspension, or Termination. The Board may supplement, amend, alter or discontinue this Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration or discontinuation will be made which would impair the rights of a Participant under an Award without the Participant's consent, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause this Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Article, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue this Plan without the approval of the Company's shareholders (i) to the extent such approval is not required by applicable law or the terms of a written agreement, and (ii) so long as any such amendment or alteration does not increase the maximum number of Restricted Stock Units that the Committee may award to an individual Participant under this Plan. The Committee may supplement, amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Article, and further subject to any approval or limitations the Board may impose.

8.2     Duration of This Plan and Shareholder Approval. This Plan will be effective on the Effective Date and, subject to Article 8.1 (regarding the Board's right to supplement, amend, alter or discontinue this Plan), will remain in effect until terminated by the Committee in accordance with Article 1.4. No Award will be paid under this Plan until the Plan has been approved by the holders of at least a majority of the outstanding Shares represented at a meeting at which approval of this Plan is considered.
ARTICLE 9
LEGAL CONSTRUCTION
9.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.
9.2    Severability. In the event any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.
9.3    Requirements of Law. The grant of Awards under this Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by

Appendix A

any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.
9.4    Governing Law. Except to the extent preempted by the Federal laws of the United States of America, this Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of New York without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of New York or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of New York. The Plan and all Award Agreements are intended to comply, and shall be construed by the Committee in a manner which complies, with Code Section 162(m), Code Section 409A and all other applicable laws. To the extent there is any conflict between a provision of the Plan or an Award Agreement and a provision of Code Section 162(m), Code Section 409A or any other applicable law, the application of Code Section 162(m), Code Section 409A or any other applicable law, as the case may be, shall control.
9.5    Code Section 162(m) Requirements and Bifurcation of the Plan. It is the intent of the Company that the Plan and Awards satisfy and be interpreted in a manner that will satisfy any applicable requirements as "performance-based compensation." Any provision, application or interpretation of the Plan which is inconsistent with this intent to satisfy the standards in Code Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan or any Award Agreement, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan or Award specified by the Committee which are necessary to satisfy the requirements of Code Section 162(m) are only applicable to persons who are Covered Employees.
9.6    Headings. The descriptive headings and sections of this Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of this Plan.
9.7    Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
9.8    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

ARTICLE 10
MISCELLANEOUS
10.1    Clawback of Awards. In the event the Company is required to prepare an accounting restatement due to the Company's material noncompliance with any financial reporting requirement under securities laws, and the Company paid an Award to a Participant which was based on the erroneous data within three years preceding the date of the accounting restatement, then the Participant is required to repay the Company the excess amount of which would not have been paid to the Participant under the accounting restatement.
10.2    Deferral of Certain Awards. To the extent permitted in an Award Agreement, a Participant may defer his receipt of vested Shares of Restricted Stock Units in accordance with any Deferred Compensation Plan to be adopted by the Company, provided he timely files a deferral election under the Deferral Plan and otherwise complies with the requirements of the Deferral Plan and Code Section 409A.
10.3    No Effect on Employment or Service. Neither this Plan nor the grant of any Awards or the execution of any Award Agreement will confer upon any Participant any right to continued employment by the Company or an Affiliate, retention on or nomination to the Board or will interfere with or limit in any way the right of the Company or an Affiliate to terminate any employee's employment or service at any time, with or without Cause, or removal from the Board. Employment with the Company and its Affiliates is on an at-will basis

Appendix A

only, unless otherwise provided by a written employment or severance agreement, if any, between the employee and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of this Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.
10.4    Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board and the Committee will not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of an Award, and such holder will have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with the receipt, exercise or distribution of an Award. In addition, the Company, an Affiliate, the Board, the Committee and any attorneys, accountants, advisors or agents for any of the foregoing will not provide any advice, counsel or recommendation to any Participant with respect to, without limitation, any Award or any tax consequences relating to an Award.
10.5    Participation. No employee will have the right to be selected to receive an Award under this Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.
10.6    Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Affiliate will be personally liable for any action, failure to act, decision or determination made in good faith in connection with this Plan. By participating in this Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under this Plan and the deferral, payment and exercise thereof and further agrees that receipt of Shares or cash payment is conditioned upon prior execution of a release by the Participants. Each person who is or was a member of the Committee, or of the Board, or was an officer or employee, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company's prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
10.7    Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company will not, and will not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of this Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its successor hereunder.
10.8    Beneficiary Designations. Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a Beneficiary to whom any vested but unpaid
Award will be paid in the event of the Participant's death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's

Appendix A

death will be paid to the Participant's spouse, if any, and then to the Participant's estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the spouse (if any) and if not by the administrator or executor of the Participant's estate.
10.9    Nontransferability of Awards. No Award under this Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award under this Plan will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Award in contravention of this Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant will be exercisable during his lifetime only by the Participant.
10.10    No Rights as Shareholder. No Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company unless and until certificates representing such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
10.11    Share Reserve. The shares subject to the Plan come from the “Share Reserve” as approved by the shareholders in the 2012 Equity Incentive Plan of VOXX International Corporation.
10.12    Funding. Benefits payable under this Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued Shares, treasury Shares, Shares acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

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VOXX INTERNATIONAL CORPORATION
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

180 MARCUS BOULEVARD
ATTN: CHRIS LIS JOHNSON	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
HAUPPAUGE, NY 11788
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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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M76191-P54246 KEEP THIS PORTION FOR YOUR RECORDS
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VOXX INTERNATIONAL CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
THIS PROXY IS SOLICTED BY THE BOARD OF DIRECTORS		All	All	Except

Vote on Directors
1.	ELECTION OF DIRECTORS. To elect our board of eight directors	☐	☐	☐

Nominees:
Class A Shareholders vote:
01) Paul C. Kreuch, Jr.
02) Peter A. Lesser
03) Stan Glasgow
04) John J. Shalam
05) Patrick M. Lavelle
06) Charles M. Stoehr
07) Ari M. Shalam
08) Fred S. Klipsch

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:						For	Against	Abstain

2.	Approval of the Company's 2014 Omnibus Equity Incentive Plan					☐	☐	☐
3.	Non-binding advisory vote to approve named executive compensation.					☐	☐	☐
4.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2015;					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

-------------------------------------------------------------------------------------------------------------------------------------------M76191-P54246

VOXX INTERNATIONAL CORPORATION
180 Marcus Boulevard
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 24, 2014

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held July 24, 2014, at VOXX International Corporation, 150 Marcus Boulevard, Hauppauge, NY 11788 at 10:00 a.m., or any adjournment or postponement thereof.

Continued and to be signed on the reverse side

VOTE BY INTERNET - www.proxyvote.com
VOXX INTERNATIONAL CORPORATION
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

180 MARCUS BOULEVARD
ATTN: CHRIS LIS JOHNSON	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
HAUPPAUGE, NY 11788
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76193-P54246 KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
THIS PROXY IS SOLICTED BY THE BOARD OF DIRECTORS		All	All	Except

Vote on Directors
1.	ELECTION OF DIRECTORS. To elect our board of five directors	☐	☐	☐

Nominees:
Class B Shareholders vote:
01) John J. Shalam
02) Patrick M. Lavelle
03) Charles M. Stoehr
04) Ari M. Shalam
05) Fred S. Klipsch

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:						For	Against	Abstain

2.	Approval of the Company's 2014 Omnibus Equity Incentive Plan					☐	☐	☐
3.	Non-binding advisory vote to approve named executive compensation.					☐	☐	☐
4.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2015;					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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VOXX INTERNATIONAL CORPORATION
180 Marcus Boulevard
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 24, 2014

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held July 24, 2014, at VOXX International Corporation, 150 Marcus Boulevard, Hauppauge, NY 11788 at 10:00 a.m., or any adjournment or postponement thereof.

Continued and to be signed on the reverse side